EXHIBIT 4.1

WARRANT AGREEMENT

Dated as of July 12, 2024

between

DANIMER SCIENTIFIC, INC.

and

CONTINENTAL STOCK TRANSFER & TRUST COMPANY

as Warrant Agent

____________________

Warrants for
Shares of Common Stock of
Danimer Scientific, Inc.

__________________

TABLE OF CONTENTS

Page

Article I
Definitions

Section 1.01	Definitions	1
Section 1.02	Other Definitions	5
Section 1.03	Rules of Construction. Unless the text or context otherwise requires:	6

Article II

Form of Warrant; Beneficial Interests

Article III

Exercise Terms

Article IV

Adjustment and Notice Provisions

Article V

Registration of Warrant Shares

Section 5.01	Effectiveness of Registration Statement	26
Section 5.02	Suspension	26
Section 5.03	Expenses	26

Article VI
Redemption

Section 6.01	Redemption	27
Section 6.02	Redemption Notice	27
Section 6.03	Payment of Redeemed Warrants	27

Article VII

Warrant Agent

Article VIII

Miscellaneous

EXHIBIT A Form of Warrant

EXHIBIT B Protocol for Exercise of Warrants with Payment in Designated Notes

WARRANT AGREEMENT, dated as of July 12, 2024 (this “Agreement”), between Danimer Scientific, Inc., a corporation incorporated under the laws of the state of Delaware (the “Company”), and Continental Stock Transfer & Trust Company, a New York corporation (“Continental”), as Warrant Agent (the “Warrant Agent”) (each a “Party” and collectively, the “Parties”).

The Board of Directors has declared a dividend distribution (the “Warrant Distribution”) to the holders of record of the Company’s common stock, par value $0.0001 per share, subject to Section 4.03 (the “Common Stock”) and Other Eligible Recipients, as of 5:00 p.m., New York City time, on May 13, 2024 (such date and time, the “Distribution Record Date”), in the form of warrants to purchase shares of Common Stock. The Company desires to issue the warrants on the terms and conditions described herein (the “Warrants”) in satisfaction of the Warrant Distribution. The Warrants will be issued on or about July 12, 2024 (the date of the actual distribution, the “Issue Date”).

The Company desires the Warrant Agent to act on behalf of the Company in connection with the issuance, registration, transfer, exchange, exercise, redemption and cancellation of the Warrants as provided herein, and the Warrant Agent is willing to so act.

Each Party hereto agrees for the benefit of the other Party and for the equal and ratable benefit of the registered holders of the Warrants (the “Holders”):

ARTICLE I

Definitions

Section 1.01 Definitions.

“Affiliate” of any Person means any other Person that, directly or indirectly, is in control of, is controlled by or is under common control with such Person. For purposes hereof, “control” of a Person means the power, direct or indirect, to direct or cause the direction or actions of the management and policies of such Person whether by contract or otherwise.

“Basic Warrant Exercise Rate” means initially one (1) share of Common Stock, subject to adjustment from time to time in accordance with Article IV.

“Board of Directors” means the Board of Directors of the Company or any committee thereof duly authorized to act on behalf of such Board of Directors.

“Bonus Share Expiration Date” means the first Business Day following the last day of the Reference Period.

“Bonus Share Expiration Price Condition” means the first occurrence of a 30 consecutive Trading Day period (i) that includes 20 Qualifying Trading Days (whether or not consecutive) and (ii) the last day of which is the 20th such Qualifying Trading Day (such 30 consecutive Trading Day period, the “Reference Period”), where “Qualifying Trading Day” means any Trading Day (falling on or after August 1, 2024) on which the VWAP of the Common Stock on such Trading Day is at least equal to the Bonus Share Expiration Trigger Price in effect on such Trading Day.

“Bonus Share Expiration Trigger Price” is initially $2.00, subject to adjustment concurrently with any adjustment to the Basic Warrant Exercise Rate. The adjusted Bonus Share Expiration Trigger Price shall equal the product (rounded to the nearest whole multiple of $0.0001 (with $0.00005 being rounded upwards)) of (i) the Bonus Share Expiration Trigger Price applicable immediately prior to such adjustment and (ii) a fraction, the numerator of which is the Basic Warrant Exercise Rate in effect immediately prior to such adjustment and the denominator of which is the Basic Warrant Exercise Rate as so adjusted, all as determined by the Calculation Agent.

“Bonus Share Fraction” means initially one half (0.5) of a share of Common Stock per Warrant, subject to adjustment concurrently with any adjustment to the Basic Warrant Exercise Rate. The adjusted Bonus Share Fraction shall equal the product (rounded to the nearest whole multiple of 0.00001 (with 0.000005 being rounded upwards) share of Common Stock) of (i) the Bonus Share Fraction applicable immediately prior to such adjustment and (ii) a fraction, the numerator of which is the Basic Warrant Exercise Rate as so adjusted and the denominator of which is the Basic Warrant Exercise Rate in effect immediately prior to such adjustment, all as determined by the Calculation Agent.

“Bonus Share Period” means each of (i) the period from Issue Date until the Close of Business on the Bonus Share Expiration Date and (ii) (if applicable) any period after the Bonus Share Expiration Date specified by the Company to be a Bonus Share Period in accordance with Section 4.05(a)(v).

“Business Combination” means a merger, consolidation, amalgamation, statutory share exchange or similar transaction that requires the approval of the Company’s shareholders.

“Business Day” means day that is not (i) a Saturday, (ii) a Sunday, or (iii) a day on which banking institutions are allowed by law, regulation or executive order to be closed in the State of New York.

“Calculation Agent” means ConvEx Capital Markets LLC, or such successor Person as may be appointed by the Company to serve as calculation agent for the Warrants.

“Capital Stock” means (i) with respect to any Person that is a corporation or company, any and all shares, interests, participations or other equivalents (however designated) of capital or capital stock of such Person and (ii) with respect to any Person that is not a corporation or company, any and all partnership or other equity interests of such Person.

“Close of Business” means 5:00 p.m., New York City time.

“Convertible Notes” means the Company’s 3.250% Convertible Senior Notes due December 15, 2026.

“DefinitiveWarrant” means a Warrant Certificate in definitive form that is not deposited with the Depositary or with the Warrant Agent as the Warrant Custodian.

“Depositary” means The Depository Trust Company, its nominees, and their respective successors.

“Designated Notes” means, collectively, any of the issued and outstanding notes of the Company as designated or undesignated by the Company from time to time; provided that any designation by the Company of a particular series of notes as “Designated Notes” shall retain such designation for a minimum of 20 consecutive Business Days from (and including) the date of publication of notice of the same by press release. The Company also has the right, but not the obligation, to remove one or more series of its notes from being “Designated Notes,” but such redesignation shall only be effective 20 consecutive Business Days from (and including) the date of publication of notice of the same by press release. Notwithstanding anything to the contrary otherwise herein provided, upon the Bonus Share Expiration Date, all notes that are “Designated Notes” as of that date shall automatically lose their qualification as “Designated Notes” hereunder. The Company initially designates the Convertible Notes as Designated Notes commencing on July 26, 2024.

“Ex-Date” means the first date on which the shares of Common Stock trade on the applicable exchange or in the applicable market, regular way, without the right to receive the issuance, dividend or distribution in question, from the Company or, if applicable, from the seller of shares of Common Stock on such exchange or market (in the form of due bills or otherwise) as determined by such exchange or market. For the avoidance of doubt, any alternative trading convention on the applicable exchange or market in respect of the Common Stock under a separate ticker symbol or CUSIP number (excluding for the avoidance of doubt any “.BC” addition to the “DNMR” trading symbol) will not be considered “regular way” for this purpose.

“Exchange Act” means the U.S. Securities Exchange Act of 1934 and the rules and regulations promulgated thereunder, as they may be amended from time to time.

“Fair Market Value” means, with respect to any security or other property, the fair market value of such security or other property as determined by the Board of Directors, acting in good faith.

“Implied Per Share Exercise Price” in effect at any time means the Exercise Price (i.e., $5.00 per Warrant) divided by the Warrant Exercise Rate in effect at such time, the resulting price being rounded to the nearest whole multiple of $0.0001 (with $0.00005 being rounded upwards). For the avoidance of doubt, the initial Implied Per Share Exercise Price is $3.3333 per Warrant.

“Indenture” means the indenture for the Convertible Notes, dated as of December 21, 2021, between the Company and U.S. Bank, National Association, as trustee.

“Independent Advisor” means a nationally recognized independent investment banking firm or financial advisor with appropriate expertise (which may include the person acting as the Calculation Agent or any affiliate thereof) retained by the Company at its own expense.

“Last Reported Sale Price” means, with respect to the Common Stock (or other security), on any given day, the last sale price, regular way, or, in case no such sale takes place on such day, the average of the last bid price and last ask price (or, if more than one in either case, the arithmetic average of the average last bid prices and the average last prices), regular way, of the Common Stock (or such other security, as the case may be) as reported in composite transactions for the New York Stock Exchange on such day, without regard to after-hours or extended market trading, provided that if the Common Stock (or such other security, as the case may be) is not listed on the New York Stock Exchange on any date of determination, the Last Reported Sale Price of the Common Stock (or such other security, as the case may be) on such date of determination means the closing sale price as reported in the composite transactions for the principal U.S. national or regional securities exchange on which the Common Stock (or such other security, as the case may be)is so listed or quoted, or, if no closing sale price is reported, the last reported sale price on the principal U.S. national or regional securities exchange on which the Common Stock (or such other security, as the case may be) is so listed or quoted, or, if the Common Stock (or such other security, as the case may be) is not so listed or quoted on a U.S. national or regional securities exchange, the last quoted bid price for the Common Stock (or such other security, as the case may be) in the over-the-counter market as reported by OTC Markets Group Inc. or a similar organization, or, if that bid price is not available, the Last Reported Sale Price of the Common Stock (or such other security, as the case may be) on that date shall mean the Fair Market Value per share of Common Stock (or such other security, as the case may be) as of such day.

“Officer” means, with respect to the Company, the Chief Executive Officer, the President, the Chief Financial Officer, or the Chief Legal Officer and Corporate Secretary of the Company or, with respect to any other Person, the Chief Executive Officer, the President, the Chief Financial Officer, any Vice President, the Treasurer, any Assistant Treasurer, or the Secretary or an Assistant Secretary of such Person.

“Other Eligible Recipient” means a holder of record of the Convertible Notes or a holder of record of the Pre-Funded Warrants as of the Distribution Record Date.

“Person” means any individual, corporation, partnership, joint venture, limited liability company, association, joint-stock company, trust, unincorporated organization, government or any agency or political subdivision thereof, or any other entity.

“Pre-Funded Warrants” means the pre-funded common stock purchase warrants of the Company dated March 25, 2024.

“Qualifying Trading Day” has the meaning set forth in the definition of “Bonus Share Expiration Price Condition”.

“Record Date” means, for the purposes of Sections 4.01 and 4.02, with respect to any dividend, distribution or other transaction or event in which the holders of the Common Stock have the right to receive any cash, securities or other property or in which the Common Stock (or other applicable security) is exchanged for or converted into any combination of cash, securities or other property, the date fixed for determination of holders of the Common Stock entitled to receive such cash, securities or other property (whether such date is fixed by the Board of Directors or by statute, contract or otherwise).

“Redemption Price Condition” means the first occurrence of a 30 consecutive Trading Day period (i) that includes 20 Redemption Qualifying Trading Days (whether or not consecutive) and (ii) the last day of which is the 20th such Redemption Qualifying Trading Day (such 30 consecutive Trading Day period, the “Redemption Reference Period”), where “Redemption Qualifying Trading Day” means any Trading Day (falling on or after August 1, 2024) on which the VWAP of the Common Stock on such Trading Day is at least equal to the Redemption Trigger Price in effect on such Trading Day.

“Redemption Qualifying Trading Day” has the meaning set forth in the definition of “Redemption Price Condition”.

“Redemption Reference Period” has the meaning set forth in the definition of “Redemption Price Condition”.

“Redemption Trigger Price” is initially $5.00, subject to adjustment concurrently with any adjustment to the Basic Warrant Exercise Rate. The adjusted Redemption Trigger Price shall be equal the product (rounded to the nearest whole multiple of $0.0001 (with $0.00005 being rounded upwards)) of (i) the Redemption Trigger Price applicable immediately prior to such adjustment and (ii) a fraction, the numerator of which is the Basic Warrant Exercise Rate in effect immediately prior to such adjustment and the denominator of which is the Basic Warrant Exercise Rate as so adjusted, all as determined by the Calculation Agent.

“Reference Period” has the meaning set forth in the definition of “Bonus Share Expiration Price Condition”.

“SEC” means the U.S. Securities and Exchange Commission.

“Securities Act” means the U.S. Securities Act of 1933 and the rules and regulations promulgated thereunder, as they may be amended from time to time.

“Trading Day” means a day on which the Common Stock (or other security)(i) at the close of regular way trading (not including after-hours or extended market trading) is not suspended from trading on the New York Stock Exchange or, if the Common Stock (or such other security, as the case may be) is not listed on the New York Stock Exchange, any U.S. national or regional securities exchange or association or over-the-counter market that is the primary market for the trading the Common Stock (or such other security, as the case may be) at the Close of Business, and (ii) has traded at least once regular way on the New York Stock Exchange or, if the Common Stock (or such other security, as the case may be) is not listed on the New York Stock Exchange, such other U.S. national securities exchange or association or over-the-counter market that is the primary market for the trading of the Common Stock (or such other security, as the case may be); provided that if the Common Stock (or such other security, as the case may be) is not so listed or traded, “Trading Day” means a Business Day.

“VWAP” of the Common Stock (or other security) on any date of determination means, (i) in the case of the Common Stock, for any day on which trading in the Common Stock generally occurs on the New York Stock Exchange (or, if the Common Stock is not listed on the New York Stock Exchange, the U.S. national or regional securities exchange or association or over-the-counter market that is the primary market for the trading of the Common Stock on such day), the per-share volume-weighted average price based on all trades in the consolidated tape system as displayed on Bloomberg page “DNMR US Equity HP” (setting: “Weighted Average Line”) (or its equivalent successor if such page or setting is not available) in respect of such day and (ii) in the case of any other security, for any day on which trading in such security generally occurs on the New York Stock Exchange (or, if such security is not listed on the New York Stock Exchange, the U.S. national or regional securities exchange or association or over-the-counter market that is the primary market for the trading of such security on such day), the per-share volume-weighted average price based on all trades in the consolidated tape system as displayed on Bloomberg page “HP” for such security in respect of such day. If such information is not so available for the

Common Stock or such other security, the VWAP on such date shall be the Last Reported Sale Price for the Common Stock or such other security on such day.

“Warrant Certificate” means any Global Warrant or Definitive Warrant issued by the Company under this Agreement.

“Warrant Custodian” means the custodian with respect to a Global Warrant (as appointed by the Depositary) or any successor Person thereto.

“Warrant Exercise Rate” in effect at any time means:

a)
during the Bonus Share Period only: the sum of (A) the Basic Warrant Exercise Rate and (B) the Bonus Share Fraction, in each case in effect at such time; and
b)
at any other time: the Basic Warrant Exercise Rate in effect at such time.

“Warrant Shares” means the shares of Common Stock issuable on exercise of the Warrants.

“Whole Number” means any non-negative number, including zero, that is not a fraction or decimal.

Section 1.02 Other Definitions.

Term	Defined in Section
Agent Members	2.01(c)(ii)
Agreement	Preamble
Common Stock	Recitals
Common Stock Shelf Registration Statement	5.01
Company	Preamble
Continental	Preamble
Distribution Record Date	Recitals
Exercise Date	3.04(a)
Exercise Notice	3.04(a)(ii)
Exercise Price	3.01(a)
Exercise Suspension Period	5.01
Expiration Date	3.02(b)
Global Warrant	2.01(a)(iii)
Holders	Recitals
Issue Date	Recitals
Ownership Limitation	3.08(a)
Parties	Preamble
Party	Preamble
PDF	2.02
Redemption Date	6.02
Redemption Notice	6.02
Redemption Price	6.01
Spin-Off	4.01(c)(ii)
Stock Transfer Agent	3.05(a)
Unit of Reference Property	4.03
Valuation Period	4.01(c)(ii)

Valuation Trading Day	4.01(c)(ii)
Warrant Agent	Preamble
Warrant Distribution	Recitals
Warrant Register	2.03
Warrants	Recitals

Section 1.03 Rules of Construction. Unless the text or context otherwise requires:

(a)
a defined term has the meaning assigned to it herein;
(b)
an accounting term not otherwise defined has the meaning assigned to it in accordance with U.S. generally accepted accounting principles as in effect from time to time;
(c)
“including” means including, without limitation;
(d)
words in the singular include the plural and words in the plural include the singular;
(e)
references to any statute, rule, standard, regulation or other law include a reference to (x) the corresponding rules and regulations and (y) each of them as amended, modified, supplemented, consolidated, replaced or rewritten from time to time; and headings to Articles, Sections and Sub-Sections in this Agreement are inserted for convenience of reference only and are not intended to be a part of or to affect the meaning or interpretation of this Agreement.

ARTICLE II

Form of Warrant; Beneficial Interests

Section 2.01 Issuance and Registration.

(a) Warrants.

(i)
The Warrants shall initially be issued as follows:

(1)
to the registered holders of shares of Common Stock as of the Distribution Record Date, as reflected in the Company’s direct registration system for the Common Stock, one Warrant for each three shares of Common Stock held by such registered holder as of the Distribution Record Date;
(2)
to the registered holders of Convertible Notes as of the Distribution Record Date as reflected in the Register (as defined in the Indenture), pursuant to Section 5.05(b)(i) of the Indenture, without such holder having to convert such holder’s Convertible Notes, one Warrant for each three shares of Common Stock that would be issuable upon conversion as of the Distribution Record Date assuming Physical Settlement (as defined in the Indenture) of the aggregate principal amount of Convertible Notes held by such holder on the Distribution Record Date; and
(3)
to the registered holders of Pre-Funded Warrants as of the Distribution Record Date, as reflected in the records of the Company, without such holder having to exercise such holder’s Pre-Funded Warrants, one Warrant for each three shares of Common Stock acquirable upon complete exercise of the Pre-Funded Warrant as of the Distribution Record Date (without regard to any limitations on exercise thereof, including without limitation, the Beneficial Ownership Limitation, as defined in the Pre-Funded Warrants).

(ii) The Warrant Agent shall allocate the Warrants to, and register the Warrants in the names of, such registered holders in accordance with the Company’s direct registration system or the Warrant Agent’s other book-entry procedures pursuant to an allocation schedule approved by the Company, and in the case of the registered holders of Convertible Notes, in cooperation with the trustee under the Indenture. Any Warrants registered through the Company’s direct registration system or the Warrant Agent’s other book-entry procedures shall be issued in uncertificated form and shall not be represented by Warrant Certificates.

(iii) Notwithstanding the foregoing, some or all of the Warrants may, at initial issuance or any time thereafter, be represented by one or more permanent Global Warrants, in definitive, fully registered form with the global securities legend set forth in Exhibit A hereto (each, a “Global Warrant”). Any such Global Warrant shall be deposited on behalf of the relevant Holders with the Warrant Agent, as custodian for the Depositary (or with such other custodian as the Depositary may direct), registered in the name of the Depositary or a nominee of the Depositary, and duly executed by the Company and countersigned by the Warrant Agent as hereinafter provided.

(b) Definitive Warrants. Holders of Warrants or holders of beneficial interests in any Global Warrant will not be entitled to physical delivery of Definitive Warrants (except as provided in Section 2.05).

(c) Procedures for Global Warrants. This Section 2.01(c)shall apply only to any Global Warrant deposited with or on behalf of the Depositary.

(i) If any Warrants are to be represented by a Global Warrant, the Company shall execute and the Warrant Agent shall, in accordance with Section 2.02, countersign and deliver initially one or more Global Warrants that (a) shall be registered in the name of the Depositary for such Global Warrant or Global Warrants or of the nominee of the Depositary and (b) shall be delivered by the Warrant Agent to the Depositary or pursuant to the Depositary’s instructions or held by the Warrant Agent as custodian for the Depositary.

(ii) Members of, or participants in, the Depositary (“Agent Members”) shall have no rights under this Agreement with respect to any Global Warrant held on their behalf by the Depositary or by the Warrant Agent as the custodian of the Depositary or under such Global Warrant, and the Depositary may be treated by the Company, the Warrant Agent and any agent of the Company or the Warrant Agent as the absolute owner of such Global Warrant for all purposes whatsoever. Notwithstanding the foregoing, nothing herein shall prevent the Company, the Warrant Agent or any agent of the Company or the Warrant Agent from giving effect to any written certification, proxy or other authorization furnished by the Depositary, or impair, as between the Depositary and its Agent Members, the operation of customary practices of the Depositary governing the exercise of the rights of a holder of a beneficial interest in any Global Warrant.

(d) No Fractional Warrants. The Company shall not issue fractional Warrants or distribute Warrant Certificates which evidence fractional Warrants. If any fractional Warrant would otherwise be required to be issued or distributed pursuant to the Warrant Distribution, the Company or Warrant Agent, as applicable, to the extent reasonably practicable, shall first aggregate the total number of Warrants to be issued to the relevant holder of Common Stock or Other Eligible Recipient and then round down the total number to the nearest Whole Number and no cash or other adjustment will be made in lieu of the fraction of a Warrant so rounded down.

Section 2.02 Warrant Certificates. If any Warrant Certificates are issued hereunder, then at least one Officer shall sign such Warrant Certificates for the Company by manual, facsimile or portable document format (“PDF”) signature or by means of other electronic transmission.

(a)
If an Officer whose signature is on a Warrant Certificate no longer holds that office at the time the Warrant Agent countersigns the Warrant Certificate, the Warrants evidenced by such Warrant Certificate shall be valid, nevertheless.
(b)
At any time and from time to time after the execution of this Agreement, the Warrant Agent shall, upon receipt of a written order of the Company signed by an Officer of the Company, countersign, either by manual, facsimile, PDF signature or by means of other electronic transmission, and issue a Warrant Certificate evidencing the number of Warrants specified in such order. Such order shall specify the number of Warrants to be evidenced on the Warrant Certificate to be countersigned, the date on which such Warrant Certificate is to be countersigned, whether such Warrant Certificate is to be a Global Warrant or a Definitive Warrant, and the number of Warrants then authorized. Each Warrant shall be dated the date of its countersignature.

(c)
The Warrants (whether or not evidenced by a Warrant Certificate) shall not be valid until registered on the Warrant Register.

Section 2.03 Warrant Register. The Warrants shall be issued in registered form only. Upon the receipt of all relevant information from the Company or its agents, the Warrant Agent shall keep a register (the “Warrant Register”) of the Warrants (and Warrant Certificates, if applicable) and of their transfer and exchange. The Warrant Register shall show the names and addresses of the respective Holders and the date and number of Warrants owned by such Holders (as evidenced on the face of each of the Warrant Certificates, if applicable). The Holder of any Global Warrant will be the Depositary or a nominee in whose name the Global Warrant is registered.

The Company and the Warrant Agent may deem and treat the Person in whose name Warrants are registered in the Warrant Register as the absolute owner of such Warrants for all purposes and regardless of any notice to the contrary.

Section 2.04 Transfer and Exchange.

(a)
Transfer and Exchange of Warrants.

(i)
The transfer and exchange of Warrants or beneficial interests therein shall be effected through the Company’s direct registration system or the Warrant Agent’s other book-entry procedures and, in the case of any Global Warrants, the Depositary, in each case in accordance with this Agreement and the procedures of the Warrant Agent and, as applicable, the Depositary therefor. The Company may instruct the Warrant Agent from time to time that Warrants held by a member of the Board of Directors, an Officer of the Company or an Affiliate of the Company are subject to restrictions on transfers or exchanges related to compliance with applicable securities laws, in which case the Warrant Agent shall not permit the transfer or exchange of such Warrants without the consent of the Company.
(ii)
Except as set forth in Section 2.04(a)(iii), a Global Warrant may only be transferred as a whole, and not in part, and only by (x) the Depositary to a nominee of the Depositary, (y) a nominee of the Depositary to the Depositary or another nominee of the Depositary or (z) the Depositary or any such nominee to a successor Depositary or its nominee.
(iii)
In the event that a Global Warrant is exchanged and transferred for Definitive Warrants pursuant to Section 2.05, such Warrants may be exchanged only in accordance with such procedures as are substantially consistent with the provisions of this Section 2.04 and such other procedures as may from time to time be adopted by the Company.
(iv)
The Warrant Agent may register the transfer of any Definitive Warrant upon written request of the Holder delivered to the Warrant Agent and surrender of the Warrant Certificates to be transferred, split up, combined or exchanged, together with the form of assignment and certificate duly executed and properly completed and such other documentation that the Company or the Warrant Agent may reasonably request, at the office of the Warrant Agent designated for such purpose. Any requested transfer of Warrants shall be accompanied by reasonable evidence of authority of the party making such request, which evidence shall include a signature guarantee from an eligible guarantor institution participating in a signature guarantee program approved by the Securities Transfer Association. Upon any such transfer, one or more new Definitive Warrants representing an equal aggregate number of Definitive Warrants shall be issued and the transferred certificate shall be canceled.

(b)
Cancellation or Adjustment of Global Warrant. At such time as all beneficial interests in a Global Warrant have been exchanged for Definitive Warrants, redeemed, repurchased or canceled, such Global Warrant shall be returned to the Depositary for cancellation or retained and canceled by the Warrant Agent. At any time prior to such cancellation, if any beneficial interest in a Global Warrant is exchanged for Definitive Warrants, repurchased or canceled, the number of Warrants represented by such Global Warrant shall be reduced and an adjustment shall be made on the books and records of the Warrant Agent (if it is then the Warrant Custodian for such Global Warrant) with respect to such Global Warrant, by the Warrant Agent, to reflect such reduction.
(c)
Obligations with Respect to Transfers and Exchanges of Warrants.

(i)
To permit registrations of transfers and exchanges, the Company shall execute and the Warrant Agent shall countersign, by either manual, facsimile or PDF signature or by means of other electronic transmission, any Global Warrants and Definitive Warrants, if applicable, as required subject to the provisions of Section 2.02and this Section 2.04.
(ii)
No service charge shall be made for any registration of transfer or exchange. Any transfer tax, assessments, or similar governmental charge payable in connection with any registration of transfer or exchange shall be paid by the Holder.
(iii)
The Company may require payment from the Holder of a sum sufficient to cover any tax or governmental charge that may be imposed in connection with any transfer, split up, combination or exchange of Warrants. The Warrant Agent shall not have any duty or obligation to take any action under any section of this Agreement or any Warrant that requires the payment of taxes and/or charges unless and until the Warrant Agent is reasonably satisfied that all such payments have been made.
(iv)
Prior to the due presentation for registration of transfer of any Warrant, the Company and the Warrant Agent may deem and treat the Person in whose name Warrants are registered as the absolute owner of such Warrants, and neither the Company nor the Warrant Agent shall be affected by notice to the contrary.
(v)
All Warrants issued upon any transfer or exchange pursuant to the terms of this Agreement shall be valid obligations of the Company, entitled to the same benefits under this Agreement as the Warrants surrendered upon such transfer or exchange.

(d)
No Obligation of the Warrant Agent. The Warrant Agent shall have no responsibility or obligation to any beneficial owner of a Global Warrant, an Agent Member or other Person with respect to the accuracy of the records of the Depositary or its nominee or of any participant or member thereof, with respect to any ownership interest in the Warrants or with respect to the delivery to any participant, member, beneficial owner or other Person (other than the Depositary) of any notice, or the payment of any amount, under or with respect to such Warrants. All notices and communications to be given to the Holders and all payments to be made to Holders under the Warrants shall be given or made only to or upon the order of the registered Holders (which shall be the Depositary or its nominee in the case of a Global Warrant). The rights of beneficial owners in any Global Warrant shall be exercised only through the Depositary subject to the applicable rules and procedures of the Depositary. The Warrant Agent may rely and shall be fully protected in relying upon information furnished by the Depositary with respect to its members, participants and any beneficial owners.

Section 2.05 Definitive Warrants.

(a)
Subject to Section 2.05(e), beneficial interests in a Global Warrant deposited with the Depositary or with the Warrant Agent as custodian shall be transferred to the beneficial owners thereof in the form of Definitive Warrants in a number equal to the number of Warrants represented by such Global Warrant, in exchange for such Global Warrant, only if such transfer complies with Section 2.04and (i) the Depositary notifies the Company that it is unwilling or unable to continue as depositary for such Global Warrant or if at any time the Depositary ceases to be a “clearing agency” registered under the Exchange Act and, in each such case, a successor depositary is not appointed by the Company within 90 days of such notice, or (ii) the Company, in its sole discretion, notifies the Warrant Agent in writing that it elects to cause the issuance of Definitive Warrants under this Agreement. In such event, the transfer, exchange or exercise of the Warrants shall be conducted in accordance with the customary procedures of the Warrant Agent.
(b)
Any Global Warrant that is transferable to the beneficial owners thereof pursuant to this Section 2.05shall be surrendered by the Depositary to the Warrant Agent, to be so transferred, in whole or from time to time in part, without charge, and the Warrant Agent shall countersign, by either manual, facsimile or PDF signature or by means of other electronic transmission, and deliver to each beneficial owner in the name of such beneficial owner, upon such transfer of each portion of such Global Warrant, Definitive Warrants evidencing a number of Warrants equivalent to such beneficial owner’s beneficial interest in the Global Warrant. The Warrant Agent shall register such transfer in the Warrant Register, and upon such transfer the surrendered Global Warrant shall be canceled by the Warrant Agent. Any such Definitive Warrants shall bear such restrictive legends as the Company may instruct.
(c)
Subject to the provisions of Section 2.05(b), the registered Holder of a Global Warrant may grant proxies and otherwise authorize any Person, including Agent Members and Persons that may hold interests through Agent Members, to take any action that a Holder is entitled to take under this Agreement or the Warrants.
(d)
In the event of the occurrence of either of the events specified in Section 2.05(a), the Company will promptly make available to the Warrant Agent a reasonable supply of Definitive Warrants in definitive, fully registered form.
(e)
The Depositary shall notify the Warrant Agent of the names and the amounts in which the Definitive Warrants will be issued. Neither the Company nor the Warrant Agent will be liable or responsible for any names or any amounts provided by the Depositary.
(f)
Notwithstanding the foregoing, in lieu of issuing a Definitive Warrant to any Person, the Warrant Agent may, upon the Company’s instruction, register Warrants in the name of such Person through the Company’s direct registration system or the Warrant Agent’s other book-entry procedures.

Section 2.06 Replacement Certificates. If a mutilated Warrant Certificate is surrendered to the Warrant Agent or if the Holder of a Warrant Certificate provides proof reasonably satisfactory to the Company and the Warrant Agent that the Warrant Certificate has been lost, destroyed or wrongfully taken, the Company shall issue and the Warrant Agent shall countersign, by either manual, facsimile or PDF signature or by means of other electronic transmission, a replacement Warrant Certificate representing an equivalent number of Warrants, if the reasonable requirements of the Warrant Agent are met and absent notice to Warrant Agent that such certificates have been acquired by a bona fide purchaser. Such Holder shall furnish an open penalty surety bond sufficient in the judgment of the Company and the Warrant Agent to protect the Company and the Warrant Agent from any loss that either of them may suffer if a Warrant Certificate is replaced. The Warrant Agent may, at its option, issue replacement Warrants for mutilated certificates upon presentation thereof without such indemnity. The Company and the Warrant Agent may charge the Holder for their expenses in replacing a Warrant Certificate. Every replacement Warrant Certificate evidences an additional obligation of the Company.

Section 2.07 Outstanding Warrants. All Warrants evidenced as outstanding in the Warrant Register shall be deemed to be outstanding for purposes of this Agreement (which, in the case of Warrants represented by Warrant Certificates, shall include all Warrant Certificates authenticated by the Warrant Agent excluding those canceled by it and those delivered to it for cancellation). A Warrant does not cease to be outstanding because an Affiliate of the Company holds the Warrant. A Warrant ceases to be outstanding if the Company holds the Warrant.

If a Warrant Certificate is replaced pursuant to Section 2.06, the Warrants evidenced thereby cease to be outstanding unless the Warrant Agent and the Company receive proof satisfactory to them that the replaced Warrant Certificate is held by a protected purchaser (as defined for purposes of the Delaware Uniform Commercial Code).

Section 2.08 Cancellation. In the event the Company shall purchase or otherwise acquire Definitive Warrants, the Company may, at its option, deliver the same to the Warrant Agent for cancellation.

The Warrant Agent and no one else shall cancel all Warrant Certificates surrendered for transfer, exchange, replacement, exercise or cancellation. The Company may not issue new Warrant Certificates to replace Warrant Certificates to the extent they evidence Warrants which have been exercised or Warrants which the Company has canceled.

Section 2.09 CUSIP Numbers. The Company has assigned a “CUSIP” number in connection with the issuance of the Warrants and the Warrant Agent may use such “CUSIP” number in notices as a convenience to Holders; provided, however, that any such notice shall state that no representation is made as to the correctness of such numbers either as printed on the Warrant Certificates or as contained in any notice and that reliance may be placed only on the other identification numbers printed on the Warrant Certificates.

ARTICLE III

Exercise Terms

Section 3.01 Exercise.

(a)
Each Warrant shall entitle the Holder thereof to purchase, for each Warrant evidenced thereby, a number of shares of Common Stock equal to the Warrant Exercise Rate in effect immediately prior to the Close of Business on the relevant Exercise Date, subject to Section 3.06, at an exercise price equal to $5.00 per Warrant, payable either, at the Holder’s election, (i) in cash (the “Exercise Price”), or (ii) if there are any Designated Notes as of the relevant Exercise Date, by delivering Designated Notes in the manner specified, and subject to Section 3.04(a)(iii). Holders may exercise all or a portion of their Warrants or choose not to exercise any Warrants at all, or may otherwise sell or transfer their Warrants, in each case, in their sole and absolute discretion. Any Warrant exercised with an Exercise Date that is not in the Bonus Share Period will not be entitled to any Bonus Share Fraction.
(b)
If the Bonus Share Expiration Price Condition occurs, the Company will make a public announcement by issuance of a press release of the Bonus Share Expiration Date (and will give notice thereof to the Warrant Agent) prior to market open on the Bonus Share Expiration Date.
(c)
The number of shares of Common Stock issuable in respect of any exercise of Warrants represented by a Global Warrant shall be determined by the Depositary (or, as may be agreed from time to time between the Calculation Agent and the Company) in accordance with this Agreement; and provided further, however, that in the event the Company disagrees in good faith with any such calculation, the Company’s calculation shall be determinative and final and binding on the Warrant Agent, the Calculation Agent and the Holders. The number of shares of Common Stock issuable in respect of any exercise of Warrants represented through the Company’s direct registration system or the Warrant Agent’s other book-entry procedures shall be determined by the Warrant Agent (or, as may be agreed from time to time between the Calculation Agent and the Company) in accordance with this Agreement; and provided further, however, that in the event the Company disagrees in good faith with any such calculation, the Company’s calculation shall be determinative and final and binding on the Warrant Agent, the Calculation Agent and the Holders.

Section 3.02 Exercise Period.

(a)
Subject to the terms and conditions set forth herein, the Warrants shall be exercisable at any time and from time to time on or after the Issue Date until the Close of Business on the earlier of (x) the Expiration Date and (y) the Business Day prior to the Redemption Date. Notwithstanding the foregoing, the Holders will be able to exercise the Warrants only if (i) the Common Stock Shelf Registration Statement relating to the Warrant Shares is effective and the Exercise Date does not fall in an Exercise Suspension Period and (ii) the Warrant Shares are qualified for sale or exempt from qualification under the applicable securities laws of the states or other jurisdictions in which such Holders reside except as otherwise provided in Section 5.01. The Company may instruct the Warrant Agent in writing from time to time that Warrants held by a member of the Board of Directors, an Officer of the Company or an Affiliate of the Company are subject to further restrictions on exercise related to compliance with applicable securities laws, in which case the Warrant Agent shall not permit the exercise of such Warrants without the written consent of the Company.

(b)
Subject to the other provisions of this Section 3.02, unless an earlier Redemption Date has been set in accordance with Article VI, the Warrants will expire and cease to be exercisable at the Close of Business on July 15, 2025 (the “Expiration Date”).

Section 3.03 Expiration A Warrant shall terminate and become void as of the earliest of (i) the Close of Business on the Expiration Date, (ii) upon payment of the Redemption Price on the Redemption Date and (iii) the time such Warrant is exercised.

Section 3.04 Manner of Exercise.

(a)
Subject to Sections 3.02(b)and 3.03, prior to the Close of Business on the earlier of (x) the Expiration Date and (y) the Business Day prior to the Redemption Date, Warrants may be exercised by a Holder in full or in part, on any Business Day (each, an “Exercise Date”), by

(i)
(x) delivery to the Warrant Agent at its office of the related Warrant Certificate, in the case of Warrants issued in certificated form, (y) delivery of the Warrant through the procedures of the Warrant Agent in the case of Warrants represented through the Company’s direct registration system or the Warrant Agent’s other book-entry procedures or (z) delivery of the Warrant through the systems of the Depositary, in the case of Global Warrants;
(ii)
electronic delivery to the Warrant Agent of an election to purchase Warrant Shares in the applicable form included in Exhibit A(an “Exercise Notice”), duly completed and signed by the Holder; and
(iii)
either, at the Holder’s election, (A) payment in United States dollars by check payable to the order of the Company or the Warrant Agent or by wire transfer to the Company or the Warrant Agent of immediately available funds to an account of or for the benefit of the Company (as designated by the Company and available upon request from the Warrant Agent)in an amount equal to the Exercise Price multiplied by the number of Warrants so exercised or (B) if there are any Designated Notes as of the Exercise Date, by surrendering Designated Notes (in minimum denominations of $1,000 or any whole multiple thereof) with a stated aggregate principal amount (regardless of the then current market value of such Designated Notes), excluding any accrued but unpaid interest as of the applicable date of surrender, in an amount at least equal to the Exercise Price multiplied by the number of Warrants so exercised (for the avoidance of doubt, each principal amount of $1,000 of Designated Notes so surrendered shall therefore be equal to the aggregate Exercise Price in respect to 200 Warrants), subject, in the case of Designated Notes held through the Depositary, to the Depositary’s applicable procedures and the relevant Holder effecting, or arranging for, the transfer of such Designated Notes through the Depositary’s deposit and withdrawal at custodian (DWAC) system;

provided that if any of (i), (ii) or (iii) above has occurred on or after the Close of Business on any day, it shall instead be deemed to have occurred on the immediately following Business Day; and provided further that the Exercise Date shall be the first Business Day on which all of (i), (ii) and (iii) above have occurred, as determined by the Company in consultation with the Warrant Agent. Notwithstanding anything to the contrary set forth herein, the Company may, in its sole discretion, from time to time offer Holders or their brokers the right to deliver a notice of guaranteed delivery on the Exercise Date with respect to Warrants or Designated Notes in order to satisfy the delivery requirements of clause (i) or (iii)(B) above as of the Exercise Date.

(b)
In the case of a Global Warrant, any Person with a beneficial interest in such Global Warrant shall effect compliance with the requirements in Section 3.04(a)(i), (ii) and (iii) above through the relevant

Agent Member in accordance with the procedures of the Depositary, except in the case of transactions described in clause (iii)(B), in which case such requirements shall be satisfied in accordance with the protocol set forth on Exhibit B of the Warrant Certificate, or in accordance with such other procedures as shall be agreed by the Company and the Warrant Agent in writing.
(c)
Any principal amount of Designated Notes surrendered to exercise warrants pursuant to Section 3.04(a)(iii)(B) which is in excess of the of the Exercise Price multiplied by the number of Warrants so exercised and less than $1,000 shall be forfeited by the Holder surrendering such Designated Notes and shall not be refunded to such Holder. If the excess is equal to or greater than $1,000, the Company will return any Designated Notes in multiples of $1,000 principal amount.
(d)
Any accrued but unpaid interest on any Designated Notes surrendered to exercise Warrants shall be forfeited by the Holder surrendering such Designated Notes, except as set forth in the following sentence. If a Designated Note is surrendered after a record date and on or before the immediately succeeding interest payment date with respect to such Designated Note, interest will be paid with respect to the principal balance of the Designated Note as of the record date in accordance with the applicable indenture. No additional accrued and unpaid interest will be paid on any Designated Notes surrendered pursuant to Section 3.04(a)(iii)(B).
(e)
If the purported Exercise Date of any Warrants is or is deemed to be after the earlier of (x) the Close of Business on the Expiration Date and (y) the Close of Business on the Business Day prior to the Redemption Date, the exercise thereof will be null and void and any Funds or Designated Notes delivered to the Warrant Agent or the Company will be returned to the Holder as soon as practicable. In no event will interest accrue on Funds deposited with the Warrant Agent in respect of an exercise or attempted exercise of Warrants.
(f)
In the case of a Global Warrant, whenever some but not all of the Warrants represented by such Global Warrant are exercised in accordance with the terms thereof and of this Agreement, such Global Warrant shall be surrendered by the Holder to the Warrant Agent, which shall cause an adjustment to be made to such Global Warrant so that the number of Warrants represented thereby will be equal to the number of Warrants theretofore represented by such Global Warrant less the number of Warrants then exercised. The Warrant Agent shall thereafter promptly return such Global Warrant to the Holder or its nominee or custodian.
(g)
In the case of a Definitive Warrant or book-entry Warrant, whenever some but not all of the Warrants represented by such Definitive Warrant or book-entry Warrant are exercised in accordance with the terms thereof and of this Agreement, the Holder shall be entitled, at the request of the Holder, to receive from the Company within a reasonable time, and in any event not exceeding ten (10) Business Days, a new Definitive Warrant or book-entry statement in substantially identical form for the number of Warrants equal to the number of Warrants theretofore represented by such Definitive Warrant or book-entry statement less the number of Warrants then exercised.
(h)
If a Warrant Certificate shall have been exercised in full, the Warrant Agent shall promptly cancel such certificate following its receipt from the Holder or the Depositary, as applicable.
(i)
If a Common Stock Shelf Registration Statement is not effective at any time or from time to time for any reason, the right to exercise Warrants shall be automatically suspended until such Common Stock Shelf Registration Statement becomes effective as specified in Section 5.01.

Section 3.05 Issuance of Warrant Shares.

(a)
Subject to Section 3.02(a), upon any exercise of Warrants in compliance with this Agreement, the Company shall issue and cause the transfer agent for the Common Stock (the “Stock Transfer Agent,” which may be the Warrant Agent) to cause to be registered in the Company’s register of shareholders via the direct registration system a number of full Warrant Shares so purchased upon the exercise of such Warrants (determined in accordance with Section 3.06) or Units of Reference Property to which it is entitled, registered or otherwise, to the Holder or Holders entitled to receive the same or upon the written order of the Holder(s) in such name or names as the Holder(s) may designate (including any depositary institution so designated by a Holder). In no event shall the Company have the right or obligation or be required to settle the exercise of Warrants through delivery of cash in lieu of Common Stock.
(b)
Such Warrant Shares or Units of Reference Property shall be delivered after the applicable Exercise Date on the transfer agent’s standard turnaround time.
(c)
The Company hereby instructs the Warrant Agent to record cost basis for newly issued shares as follows:
(i)
In the event of an exercise with cash, the Warrant Agent shall record the cost basis for the newly issued shares as the sum of (x) the Implied Per Share Exercise Price plus (y) the Holder’s cost basis in the exercised Warrant, if any, which the Warrant Agent shall request of the Holder, if necessary, and
(ii)
In the event of an exercise with Designated Notes, the Warrant Agent shall record cost basis of newly issued shares as the sum of (x) the fair market value of the Designated Notes tendered in exercise as of the date of exercise (as reasonably determined by the Company) plus (y) the Holder’s cost basis in the exercised Warrant, if any, which the Warrant Agent shall request of the Holder, if necessary.

(d)
The Depositary’s (or the Calculation Agent’s, as applicable) determination of the number of shares of Common Stock to be issued on any exercise of Warrants and the validity of such exercise, pursuant to this Agreement, shall govern and the Warrant Agent shall have no duty or obligation to investigate or confirm whether such determinations are accurate or correct.
(e)
The Person in whose name any shares of Common Stock shall be issuable upon exercise of a Warrant shall be treated as a stockholder of record of such shares as of the Close of Business on the relevant Exercise Date, assuming the satisfaction of all conditions, including the payment of the Exercise Price. Upon the exercise of any Warrants, such Person shall no longer be a Holder of such Warrants as of the Close of Business on the relevant Exercise Date.

Section 3.06 Fractional Warrant Shares.The Company shall not be required to issue fractional shares of Common Stock on the exercise of Warrants or pay cash in lieu thereof. The number of full shares of Common Stock that shall be issuable upon an exercise of Warrants by a Holder at any time shall be computed on the basis of the aggregate number of shares of Common Stock which may be purchased pursuant to the Warrants being exercised by that Holder pursuant to any one Exercise Notice. If any fraction of a share of Common Stock would be issuable upon the exercise of Warrants, the total number of shares of Common Stock to be issued to the relevant Holder shall be rounded down to the nearest Whole Number and no cash or other adjustment will be made in lieu of the fraction of a share so rounded down.

Section 3.07 Reservation of Warrant Shares.

(a)
The Company shall at all times keep reserved out of its authorized Common Stock a number of shares of Common Stock sufficient to provide for the exercise of all outstanding Warrants, including the maximum number of shares of Common Stock that may be issued pursuant to the Bonus Share Fraction. The Company will keep a copy of this Agreement on file with the

Stock Transfer Agent and will furnish to such Stock Transfer Agent a copy of all notices of adjustments (and certificates related thereto) transmitted to each Holder.
(b)
The Company covenants that all Warrant Shares that may be issued upon proper exercise of Warrants (including payment of the Exercise Price) shall, upon issue, be fully paid, nonassessable and free of preemptive rights.
(c)
The Company shall provide an opinion of counsel on or prior to the date hereof which shall state that all Warrants and Warrant Shares, as applicable, (i) were offered, sold or issued as part of an offering that was registered in compliance with the Securities Act or pursuant to an exemption from the registration requirements of the Securities Act (as the case may be), (ii) were issued in compliance with all applicable state securities or “blue sky” laws, and (iii) are validly issued, fully paid and non-assessable.

Section 3.08 Ownership Limitation.

(a)
Notwithstanding any other provision in this Agreement, without the prior written consent of the Company (which consent may be withheld in the Company’s sole discretion), a Holder will not be permitted to exercise Warrants for any shares of Common Stock, and the Company shall not be obligated to effect such exercise if, immediately after giving effect to such exercise, the Holder (together with such Holder’s Affiliates, and any other Persons acting as a group with such Holder and its Affiliates) would beneficially own 9.9% or more shares of the Common Stock outstanding, including without limitation, through synthetic or derivative financial instruments that give effect to a direct or indirect ownership in the common stock of the Company (the “Ownership Limitation”).No consideration or repayment will be made to any Holder as a result of an inability to exercise a Warrant in whole or in part because of such ownership limitations. The terms “beneficial ownership” and “group” shall be determined in accordance with Section 13(d) of the Exchange Act and the rules and regulations promulgated thereunder.
(b)
Notwithstanding any other provision in this Agreement, without the prior written consent of the Company, any exercise of Warrants contrary to Section 3.08(a) shall be void ab initio to the extent of such violation.
(c)
For purposes of this Section 3.08, a Holder may rely on the number of outstanding shares of Common Stock reflected in (x) the Company’s most recent periodic or annual report filed with the SEC or (y) any more recent notice published on the Company’s website and provided to the Warrant Agent.
(d)
Notwithstanding anything in this Agreement to the contrary, the Warrant Agent shall incur no liability and shall not be responsible if any Holder exceeds the Ownership Limitation or breaches any other term or provision in this Section 3.08.

Section 3.09 Adjustments of Prices. Whenever any provision of this Agreement requires the Calculation Agent to calculate the average of the daily Last Reported Sale Prices over a span of multiple days (if the Calculation Agent determines in its sole discretion it is able to make such adjustment in its capacity as Calculation Agent), the Calculation Agent shall make appropriate adjustments, if any, to each to account for any adjustment to the Basic Warrant Exercise Rate that becomes effective, or any event requiring an adjustment to the Basic Warrant Exercise Rate where the Ex-Date or effective date, as the case may be, of the event occurs, at any time during or after the period when the daily VWAPs or the Last Reported Sale Prices are to be calculated. If the Calculation Agent is not able to make such adjustment, the Company may make such adjustment or appoint an Independent Advisor.

ARTICLE IV

Adjustment and Notice Provisions

Section 4.01 Adjustments.

Subject to the provisions of this Article IV, the Basic Warrant Exercise Rate shall be subject to adjustment, without duplication, as follows, except that the Company shall not make any such adjustments if the Company determines that each Holder has the opportunity to participate, at the same time and upon the same terms as holders of the shares of Common Stock and solely as a result of holding the Warrants in any of the transactions described in this Section 4.01, without having to exercise such Holder’s Warrants, as if such Holder held a number of shares of Common Stock equal to the product (rounded down to the nearest Whole Number) of (i) the Warrant Exercise Rate in effect on the Record Date for such transaction and (ii) the number of Warrants held by it on such Record Date:

(a)
Stock Dividends, Splits, Subdivisions, Reclassifications and Combinations. If the Company shall (i) exclusively issue shares of Common Stock to all or substantially all holders of Common Stock as a dividend or distribution on shares of the Common Stock, (ii) subdivide or reclassify the issued and outstanding shares of Common Stock into a greater number of shares, or (iii) combine, consolidate or reclassify the issued and outstanding shares of Common Stock into a smaller number of shares, then the Basic Warrant Exercise Rate shall be adjusted based on the following formula:

where:

BWER1	=

the Basic Warrant Exercise Rate in effect at the open of business on the Ex-Date for such dividend or distribution, or at the open of business on the effective date of such subdivision, combination, consolidation or reclassification, as applicable;

BWER0	=

the Basic Warrant Exercise Rate in effect immediately prior to the open of business on the Ex-Date for such dividend or distribution, or immediately prior to open of business on the effective date of such subdivision, combination, consolidation or reclassification, as applicable;

OS1	=	the number of shares of Common Stock outstanding immediately after giving effect to such dividend, distribution, subdivision, combination, consolidation or reclassification, as applicable;
OS0	=

the number of shares of Common Stock outstanding immediately prior to the open of business on the Ex-Date for such dividend or distribution or immediately prior to the open of business on the effective date of such subdivision, combination, consolidation or reclassification, as applicable (before giving effect to any such dividend, distribution, or subdivision, consolidation, combination or reclassification, as applicable).

Any adjustment made under this clause (a) shall become effective at the open of business on such Ex-Date for such dividend or distribution, or at the open of business on the effective date for such subdivision, consolidation, combination or reclassification, as applicable. If an adjustment to the Basic Warrant Exercise Rate is made in respect of any dividend or distribution, subdivision, consolidation, combination or reclassification of the type described in this clause (a) but such dividend or distribution, subdivision, consolidation, combination or reclassification is not so paid or made, the Basic Warrant Exercise Rate shall be readjusted, effective as of the date the Board of Directors determines not to pay or make such dividend or distribution, subdivision, consolidation, combination or reclassification, to the Basic Warrant Exercise Rate that would then be in effect at such time had no such adjustment been made.

(b)
Rights Issues. If the Company issues to all or substantially all holders of the Common Stock any rights, options or warrants entitling them, for a period of not more than 45 calendar days after the announcement date of such issuance, to subscribe for or purchase shares of the Common Stock at a price per share that is less than the arithmetic average of the Last Reported Sale Prices of the Common Stock on each Trading Day comprised in the period of 10 consecutive Trading Days immediately preceding the date of announcement of such issuance, the Basic Warrant Exercise Rate shall be increased based on the following formula:

where:

BWER1	=	the Basic Warrant Exercise Rate in effect at the open of business on the Ex-Date for such issuance;
BWER0	=	the Basic Warrant Exercise Rate in effect immediately prior to the open of business on the Ex-Date for such issuance;
OS0	=	the number of shares of Common Stock outstanding immediately prior to the open of business on the Ex-Date for such issuance;
X	=	the total number of shares of Common Stock issuable pursuant to such rights, options or warrants; and
Y	=

the number of shares of Common Stock equal to the aggregate price payable to exercise such rights, options or warrants, divided by the arithmetic average of the Last Reported Sale Prices of the Common Stock on each Trading Day comprised in the period of 10 consecutive Trading Days immediately preceding the date of announcement of the issuance of such rights, options or warrants.

Any adjustment to the Basic Warrant Exercise Rate made under this clause (b) shall be made whenever any such rights, options or warrants are issued and shall become effective at the open of business on the Ex-Date for such issuance. To the extent that shares of the Common Stock are not delivered after the expiration of such rights, options or warrants, the Basic Warrant Exercise Rate shall be decreased to the Basic Warrant Exercise

Rate that would then be in effect had the increase with respect to the issuance of such rights, options or warrants been made on the basis of delivery of only the number of shares of Common Stock actually delivered. If an adjustment to the Basic Warrant Exercise Rate is made in respect of any such issuance of rights, options or warrants but such rights, options or warrants are not so issued, the Basic Warrant Exercise Rate shall be readjusted, effective as of the date the Board of Directors determines not to issue such rights, options or warrants, to the Basic Warrant Exercise Rate that would then be in effect at such time had no such adjustment been made.

For purposes of this clause (b), in determining whether any rights, options or warrants entitle the holders of the Common Stock to subscribe for or purchase shares of the Common Stock at less than such arithmetic average of the Last Reported Sale Prices of the Common Stock on each Trading Day comprised in the period of 10 consecutive Trading Days immediately preceding the date of announcement for such issuance, and in determining the aggregate offering price of such shares of Common Stock, there shall be taken into account any consideration received by the Company for such rights, options or warrants and any amount payable on exercise or conversion thereof, the value of such consideration, if other than cash, to be determined by the Board of Directors.

(c)
Other Distributions and Spin-Offs.

(i)
Distributions Other than Spin-Offs. If the Company makes a distribution to all or substantially all holders of its Common Stock, of its Capital Stock, evidences of indebtedness, other assets or property of the Company, or rights, options or warrants to acquire its Capital Stock or other securities, excluding:
(1)
any dividends, distributions or issuances described in clause (a) above or clause (b) above;
(2)
any dividends or distributions paid exclusively in cash described in clause (d) below;
(3)
any dividends or distributions in connection with a Business Combination, reclassification, change, consolidation conveyance, transfer, sale, lease or other disposition resulting in the change in the securities or property receivable upon the exercise of a warrant as described in Section 4.03;
(4)
any rights issued pursuant to a shareholders’ rights plan adopted by the Company, other than as described in clause (e); and
(5)
any Spin-Offs described below in Section 4.01(c)(ii),

then the Basic Warrant Exercise Rate shall be increased based on the following formula:

where:

BWER1	=	the Basic Warrant Exercise Rate in effect at the open of business on the Ex-Date for such distribution;

BWER0	=	the Basic Warrant Exercise Rate in effect immediately prior to the open of business on the Ex-Date for such distribution;

SP0	=

the arithmetic average of the Last Reported Sale Prices of the Common Stock on each Trading Day comprised in the period of ten consecutive Trading Days immediately preceding the Ex-Date for such distribution; and

FMV	=

the Fair Market Value, as of the open of business on the Ex-Date for such distribution, of the shares of Capital Stock, evidences of indebtedness, assets or property of the Company, cash, rights or warrants distributed with respect to each outstanding share of Common Stock.

Any adjustment to the Basic Warrant Exercise Rate under this clause (c)(i) shall become effective at the open of business on the Ex-Date for such distribution.

(ii)
Spin-Offs. With respect to an adjustment pursuant to this clause (c) where there has been a payment of a dividend or other distribution by the Company to all or substantially all holders of its Common Stock in shares of Capital Stock of any class or series, or similar equity interests, of or relating to a subsidiary or other business unit of the Company that will be, upon distribution, listed or quoted on a U.S. national or regional securities exchange (a “Spin-Off”), then the Basic Warrant Exercise Rate shall be increased based on the following formula:

where:

BWER1 = the Basic Warrant Exercise Rate in effect at the open of business on the Ex-Date of the Spin-Off;

BWER0 = the Basic Warrant Exercise Rate in effect immediately prior to the open of business on the Ex-Date of the Spin-Off;

FMV = the arithmetic average of the Last Reported Sale Prices of the Capital Stock or similar equity interest distributed to holders of the Common Stock applicable to one share of Common Stock on each day which is a Trading Day for both the Common Stock and the Capital Stock or similar equity interest so distributed (each, a “Valuation Trading Day”) comprised in the period of ten consecutive Valuation Trading Days commencing on the Ex-Date for such Spin-Off (or, if such Ex-Date is not a Valuation Trading Day, commencing on the immediately following Valuation Trading Day) (such period, the “Valuation Period”); and

SP0 = the arithmetic average of the Last Reported Sale Prices of the Common Stock on each Trading Day comprised in the Valuation Period.

Any adjustment to the Basic Warrant Exercise Rate under this clause (c)(ii) shall be made immediately after the Close of Business on the last day of the Valuation Period, but shall become effective at the open of business on the Ex-Date for the Spin-Off, subject to Section 4.02(b).

If an adjustment to the Basic Warrant Exercise Rate is made in respect of any distribution of the type described in this clause (c) but such distribution is not so made, the Basic Warrant Exercise Rate shall be readjusted, effective as of the date the Board of Directors determines not to make such distribution, to the Basic Warrant Exercise Rate that would then be in effect at such time had no such adjustment been made.

(d)
Cash Dividends or Distributions. If any cash dividend or distribution is paid to all or substantially all holders of Common Stock, then the Basic Warrant Exercise Rate shall be increased based on the following formula:

where:

BWER1 = the Basic Warrant Exercise Rate in effect at the open of business on the Ex-Date for such dividend or distribution; and

BWER0 = the Basic Warrant Exercise Rate in effect immediately prior to the open of business on the Ex-Date for such dividend or distribution;

SP0 = the arithmetic average of the Last Reported Sale Prices of the Common Stock on each Trading Day comprised in the period of ten consecutive Trading Days immediately preceding the Ex-Date for such dividend or distribution;

C = the amount in cash per share the Company distributes to holders of the Common Stock;

Any adjustment to the Basic Warrant Exercise Rate made under this clause (d) shall become effective at the open of business on the Ex-Date for such dividend or distribution. If an adjustment to the Basic Warrant Exercise Rate is made in respect of any dividend or distribution of the type described in this clause (d) but such dividend or distribution is not so paid, the Basic Warrant Exercise Rate shall be readjusted, effective as of the date the Board of Directors determines not to pay such dividend or distribution, to the Basic Warrant Exercise Rate that would then be in effect at such time had no such adjustment been made.

(e)
Shareholder Rights Plan. If the Company has a shareholder rights plan in effect upon the Exercise Date of a Warrant, each share of Common Stock, if any, issued upon such exercise shall be entitled to receive the appropriate number of rights, if any, and the certificates representing the Common Stock issued upon such exercise shall bear such legends, if any, in each case as may be provided by the terms of any such shareholder rights plan, as the same may be amended from time to time. However, if, prior to any exercise, the rights have separated from the shares of Common Stock in accordance with the provisions of the applicable shareholder rights plan so that the Holders of Warrants would not be entitled to receive any rights in respect of Common Stock, if any, issuable upon exercise, the Basic Warrant Exercise Rate shall be adjusted at the time of separation as if the Company had made a distribution to all holders of its Common Stock as provided in Section 4.01(b), subject to readjustment in the event of the expiration, termination or redemption of such rights.

Section 4.02 Calculation of Adjustments; Timing of Issuance of Additional Warrant Shares Upon Certain Adjustments; Adjustment Rules.

(a)
All adjustments to the Basic Warrant Exercise Rate under Section 4.01 shall be made by the Calculation Agent to the nearest whole multiple of 0.00001 (with 0.000005 being rounded upwards) share of Common Stock.
(b)
Notwithstanding anything to the contrary in this Agreement or the Warrants, (i) if the provisions of Section 4.01 shall require that an adjustment be made to the Basic Warrant Exercise Rate in respect of any distribution or other relevant event, and the shares of Common Stock issuable in respect of any exercise are entitled to participate in such distribution or other relevant event, such adjustment shall not be given effect for the purpose of such exercise of Warrants and (ii) if the Exercise Date in respect of any exercise of Warrants falls after the Record Date for any Spin-Off and on or before the last day of the relevant Valuation Period, delivery of the shares of Common Stock issuable (or amount of cash payable, as applicable) pursuant to such exercise shall occur as soon as practicable after the last day of such Valuation Period.
(c)
Any adjustments pursuant to Section 4.01 shall be made successively whenever an event referred to therein shall occur. Notwithstanding anything to the contrary in this Agreement or the Warrants, if an adjustment to the Basic Warrant Exercise Rate made under Section 4.01 would reduce the Implied Per Share Exercise Price in effect on the date on which such adjustment becomes effective to an amount below the par value of the Common Stock, then such adjustment to the Basic Warrant Exercise Rate shall instead increase (or, where applicable, maintain) the Basic Warrant Exercise Rate rounded to such whole multiple of 0.00001 share of Common Stock which is such that the Implied Per Share Exercise Price in effect at such time such adjustment becomes effective is equal to the par value of the Common Stock (or, if no such Warrant Exercise Rate is capable of being so determined, most nearly equal to (but greater than) the par value of the Common Stock).

Section 4.03 Business Combinations and Reorganizations. In case of any Business Combination or reclassification of Common Stock (other than a reclassification of Common Stock referred to in Section 4.01), the Holder’s right to receive Warrant Shares upon exercise of a Warrant shall be converted into the right to exercise a Warrant to acquire, per each Warrant, the number of shares or other securities or property (including cash) that a number of shares of Common Stock equal to the Warrant Exercise Rate (in effect at the time of such Business Combination or reclassification) immediately prior to such Business Combination or reclassification would have been entitled to receive upon consummation of such Business Combination or reclassification (the amount of such shares, other securities or property in respect of a share of Common Stock being herein referred to as a “Unit of Reference Property”); and in any such case, if necessary, the provisions set forth herein with respect to the rights and interests thereafter of the Holder shall be appropriately adjusted so as to be applicable, as nearly as may reasonably be achievable, to the Holder’s right to exercise such Warrant in exchange for a Unit of Reference Property pursuant to this paragraph. If the Business Combination causes the Common Stock to be converted into, or exchanged for, the right to receive more than a single type of consideration (determined based in part upon any form of shareholder election), then the composition of the Unit of Reference Property into which the Warrants will be exercisable shall be deemed to be the weighted average of the types and amounts of consideration actually received by the holders of Common Stock.

Section 4.04 Notice of Adjustments. Whenever any adjustment is made pursuant to this Article IV, the Company shall cause notice of such adjustment to be delivered to the Warrant Agent as soon as practicable following the effective date of such adjustment, such notice to include in reasonable detail (i) the reason for the adjustment, (ii) the computation of any adjustments, and (iii) the new or amended exercise terms, including, as applicable, the adjusted Basic Warrant Exercise Rate, the adjusted Bonus Share Fraction and the resulting Warrant Exercise Rate (or the number of shares or the Units of Reference Property purchasable upon exercise of each Warrant), the Implied Per Share Exercise Price and the Bonus Share Expiration Trigger Price after giving effect to such adjustment. The calculations, adjustments and determinations included in the Company’s notice shall, absent manifest error, be final and binding on the Company, the Warrant Agent and the Holders. The Warrant Agent shall be entitled to rely on such notice and any adjustment therein contained and the Warrant Agent shall not be deemed to have knowledge of any such adjustment unless and until it shall have received such notice. The Warrant Agent shall have no obligation under any section of this Agreement to determine whether an adjustment is required or to calculate any of the adjustments set forth herein. The Company shall provide notice to holders of the Warrant of any such adjustment by press release or such other method as the Company may reasonably determine adequately informs holders of Warrants of such adjustment. The Warrant Agent shall as soon as practicable after receipt of such notice from the Company (which notice must specifically direct the Warrant Agent to perform delivery) cause a similar notice to be delivered to the Depositary pursuant to the customary procedures of the Depositary.

Section 4.05 Adjustment to Warrant Certificate. The form of Warrant Certificate need not be changed because of any adjustment made pursuant to this Article IV, and Warrant Certificates issued after such adjustment may state the same Warrant Exercise Rate as are stated in any Warrant Certificates issued prior to such adjustment. The Company, however, may at any time in its sole discretion make any change in the form of Warrant Certificate that it may deem appropriate to give effect to such adjustments and that does not affect the substance of the Warrant Certificate, and any Warrant Certificate thereafter issued or countersigned, whether in exchange or substitution for an outstanding Warrant Certificate or otherwise, may be in the form as so changed. For the avoidance of doubt, no change to the Warrant Certificate or this Agreement as a result of an adjustment pursuant to this Article IV shall require the consent of the Holders of the Warrants or the Warrant Agent.

Section 4.06 Amendments.

(a)
The Company and the Warrant Agent, without the consent of the Holders, may from time to time and at any time amend this Agreement and/or the Warrant Certificate for one or more of the following purposes:

(i)
to cure any ambiguity, omission, defect or inconsistency;
(ii)
to provide for the assumption by a successor company in any Business Combination;
(iii)
to postpone the Expiration Date;
(iv)
to decrease the Exercise Price or increase the Basic Warrant Exercise Rate or the Bonus Share Fraction;
(v)
to reinstate a Bonus Share Period after the Bonus Share Expiration Date;
(vi)
to provide for net share settlement upon exercise of the Warrants;
(vii)
to make any change that does not adversely affect the rights of any Holder in any material respect;
(viii)
to provide for a successor Warrant Agent or Calculation Agent;
(ix)
in connection with any Business Combination, to provide that the Warrants are exercisable for Units of Reference Property; or
(x)
to conform the provisions of this Agreement or the Warrant Certificate to the “Description of the Warrants” section of the prospectus supplement relating to the issuance and sale of shares of Common Stock upon exercise of the Warrants.

Any amendment authorized by the provisions of this Section 4.06(a) may be executed by the Company and the Warrant Agent without the consent of the Holders of any of the Warrants at the time outstanding, notwithstanding any of the provisions of Section 4.06(b). The Warrant Agent shall not unreasonably refuse to execute any such amendment proposed by the Company.

(b)
With the written consent of the Holders of a majority of the then outstanding Warrants, the Company may from time to time amend this Agreement and/or the Warrant Certificate in a manner that has a material adverse effect on the interests of any of the Holders. In determining whether the Holders of the required number of Warrants have concurred in any direction, waiver or consent, only Warrants outstanding at the time shall be considered in any such determination, and Warrants known to the Warrant Agent to be owned by the Company shall be disregarded and deemed not to be outstanding for such purpose. The Company or the Warrant Agent may set a Record Date for any such direction, waiver or consent and only the Holders as of such Record Date shall be entitled to make or give such direction, waiver or consent.
(c)
No supplement or amendment to this Agreement or any Warrant Certificate pursuant to Section 4.06 shall be effective unless duly executed by the Warrant Agent and the Company. As a condition precedent to the Warrant Agent’s execution of any amendment, the Company shall deliver to the Warrant Agent a certificate from a duly authorized Officer of the Company that states that the proposed amendment is in compliance with the terms of Section 4.06. Notwithstanding anything in this Agreement to the contrary, the Warrant Agent may, but shall not be obligated to, enter into any supplement or amendment that adversely affects the Warrant Agent’s own rights, duties, immunities or obligations under this Agreement.
(d)
The Company shall provide reasonable notice to the Holders via press release or Form 8-K filing of any material amendment to this Agreement or the Warrant Certificate pursuant to this Section 4.06, and in each case materiality shall be determined by the Company using its sole reasonable discretion. The Warrant Agent shall as soon as practicable after receipt of such notice from the Company (which notice must specifically direct the Warrant Agent to perform delivery) cause a similar notice to be delivered to the Depositary pursuant to the customary procedures of the Depositary. Upon the execution of any amendment of this Agreement or the Warrant Certificate pursuant to the provisions of this Section 4.06, this Agreement and/or the Warrant Certificate shall be and be deemed to be modified and amended in accordance therewith and the respective rights, limitation of rights, obligations, duties and immunities under Agreement of the Company, the Warrant Agent and the Holders shall thereafter be determined, exercised and enforced hereunder subject in all respects to such modifications and amendments and all the terms and conditions of any such amendment shall be and be deemed to be part of the terms and conditions of this Agreement and the Warrant Certificate for any and all purposes.

Article v

Registration of Warrant Shares

Section 5.01 Effectiveness of Registration Statement. The Company shall use commercially reasonable efforts to cause a shelf registration statement (including, at the Company’s election, an existing registration statement or a replacement thereof), filed pursuant to Rule 415 (or any successor provision) of the Securities Act, covering the issuance of Warrant Shares to the Holders upon exercise of the Warrants by the Holders thereof (the “Common Stock Shelf Registration Statement”) to, subject to certain exceptions, (i) become effective as promptly as reasonably practicable after the date of this Agreement and (ii) remain effective at least until the earlier of (x) such time as all Warrants have been exercised and (y) the earlier of the Close of Business on the Expiration Date and the Close of Business on the Redemption Date. The Company shall promptly inform the Warrant Agent of any change in the status of the effectiveness or availability of the Common Stock Shelf Registration Statement. For the avoidance of doubt, no Warrants shall be exercisable at any time until a Common Stock Shelf Registration Statement becomes effective. If a Common Stock Shelf Registration Statement is not effective at any time or from time to time for any reason, the right to exercise Warrants shall be automatically suspended until such Common Stock Shelf Registration Statement becomes effective (any such period, an “Exercise Suspension Period”). As promptly as practicable upon the occurrence of an Exercise Suspension Period, the Company shall provide notice by press release, with a copy to the Warrant Agent, of any Exercise Suspension Period. Notwithstanding anything to the contrary in this Agreement, (i) no Bonus Share Expiration Date, and no calculation of the VWAP for purposes of determining the Bonus Share Expiration Date, shall occur during any Exercise Suspension Period, and (ii) if the Expiration Date or a Redemption Date would otherwise fall in an Exercise Suspension Period, the Expiration Date or the Redemption Date, as the case may be, shall be extended by the number of days comprised in such Exercise Suspension Period.

Section 5.02 Suspension. The Company shall be entitled to suspend the availability of the Common Stock Shelf Registration Statement from time to time if the Board of Directors determines in the exercise of its reasonable judgment that such suspension is necessary and provides notice via press release that such determination was made to the Warrant Agent and Holders of the Warrants (provided that upon request by the Company, the Stock Transfer Agent will deliver a copy of such notice to the Depositary pursuant to the customary procedures of the Depositary); provided, however, that (i) if the Company exercises such right in a period in which the Bonus Share Expiration Date, the Expiration Date and the Redemption Date would otherwise fall, the Bonus Share Expiration Date, the Expiration Date or the Redemption Date, as the case may be, shall be delayed by the number of days during such period for which the availability of the Common Stock Shelf Registration Statement was suspended and (ii) in no event shall the Company be required to disclose the business purpose for such suspension if the Company determines in good faith that such business purpose must remain confidential.

Section 5.03 Expenses. Subject to Section 2.04(c)(ii), all expenses incurred directly by the Company that are incident to the Company’s performance of or compliance with its obligations under this Article Vrelating to the issuance of the Warrant Shares will be borne by the Company, including without limitation: (i) all SEC, stock exchange or Financial Industry Regulatory Authority registration and filing fees, (ii) all fees and expenses incurred by the Company in connection with the compliance with state securities or blue sky laws, (iii) all expenses of any Persons incurred by or on behalf of the Company with the prior written consent of the Company in preparing or assisting in preparing, printing and distributing the Common Stock Shelf Registration Statement or any other registration statement, prospectus, any amendments or supplements thereto and other documents relating to the performance of and compliance with this Article V, (iv) the fees and disbursements of counsel for the Company and (v) the fees and disbursements of the independent public accountants of the Company.

article vi

Redemption

Section 6.01 Redemption. If the Redemption Price Condition occurs, the Company may, at its option in its sole discretion, elect to redeem all (but not less than all) of the outstanding Warrants (at a price per Warrant so redeemed equal to the Redemption Price) at any time (subject to Section 6.02 below) following the last day of the Redemption Reference Period For the avoidance of doubt, the Company may redeem the Warrants as provided above at its sole option in its sole discretion at any time after the Redemption Price Condition has occurred, even if the trading price of the Common Stock subsequently declines. The “Redemption Price” shall be $0.001 per Warrant.

Section 6.02 Redemption Notice. In case the Company exercises its right to redeem all the Warrants pursuant to Section 6.01, it shall fix a date for redemption (the “Redemption Date”) and shall issue a press release giving notice of such redemption (the “Redemption Notice”) not fewer than 20 calendar days prior to the Redemption Date. The Company shall deliver a copy of such Redemption Notice to the Warrant Agent. The Warrant Agent shall as soon as practicable after receipt of such notice from the Company (which notice must specifically direct the Warrant Agent to perform delivery) cause such notice to be delivered to the Depositary pursuant to the customary procedures of the Depositary. The Company shall deliver a copy of the Redemption Notice to the New York Stock Exchange (or, if the Common Stock is not listed on the New York Stock Exchange at such time, the principal U.S. national or regional securities exchange (if any) on which the Common Stock is so listed or quoted). The Redemption Date must be a Business Day. The Redemption Notice, if issued in the manner herein provided, shall be conclusively presumed to have been duly given, whether or not the Holder receives such notice. The Redemption Notice shall specify (a) the Redemption Date, (b) the Redemption Price, (c) that on the Redemption Date, the Redemption Price will become due and payable with respect to each Warrant, and (d) that Holders may exercise their Warrants until the Close of Business on the Business Day immediately preceding the Redemption Date. A Redemption Notice shall be irrevocable.

Section 6.03 Payment of Redeemed Warrants. Prior to the open of business on the Redemption Date, the Company shall deposit with the Warrant Agent an amount of cash (in immediately available funds if deposited on the Redemption Date), sufficient to pay the Redemption Price of all of the Warrants outstanding on the Redemption Date. Subject to receipt of Funds by the Warrant Agent, payment for the Warrants to be redeemed shall be made on the Redemption Date. The Warrant Agent shall, promptly after such payment and upon written demand by the Company, return to the Company any Funds in excess of the Redemption Price.

ARTICLE VII

Warrant Agent

Section 7.01 Appointment of Warrant Agent. The Company hereby appoints the Warrant Agent to act as agent for the Company in accordance with the express provisions of this Agreement and the Warrant Agent hereby accepts such appointment.

Section 7.02 Rights and Duties of Warrant Agent.

(a)
Agent for the Company. In acting under this Agreement and in connection with the Warrant Certificates, the Warrant Agent is acting solely as agent of the Company and does not assume any obligation or relationship or agency or trust for or with any of the holders of Warrant Certificates or beneficial owners of Warrants. All fees and expenses due the Warrant Agent shall be paid to the Warrant Agent by the Company. The Warrant Agent shall have no duty to determine which costs, if any, under this Agreement shall be borne by the Holders or by the Company.
(b)
Counsel. The Warrant Agent may consult with counsel satisfactory to it (who may be counsel to the Company), at its sole cost and expense, and the advice of such counsel shall be full and complete authorization and protection in respect of any action taken, suffered or omitted by it hereunder in the absence of bad faith (which bad faith must be determined by a final non-appealable order, judgment, decree or ruling of a court of competent jurisdiction) and in accordance with the advice of such counsel.
(c)
Documents. The Warrant Agent shall be protected and shall incur no liability for or in respect of any action taken by it in reliance upon any Warrant Certificate, notice, direction, consent, certificate, affidavit, statement or other paper or document reasonably believed by it to be genuine and to have been presented or signed by the proper parties.
(d)
No Implied Obligations. The Warrant Agent shall be obligated to perform only such duties as are specifically set forth herein and in the Warrant Certificates, and no implied duties or obligations of the Warrant Agent shall be read into this Agreement or the Warrant Certificates against the Warrant Agent. The Warrant Agent shall not be under any obligation to take any action hereunder that may tend to involve it in any expense or liability for which it does not receive indemnity if such indemnity is reasonably requested. The Warrant Agent shall not be accountable or under any duty or responsibility for the application by the Company of the proceeds of the Warrants. The Warrant Agent shall have no duty or responsibility in case of any default by the Company in the performance of its covenants or agreements contained herein or in the Warrant Certificates or in the case of the receipt of any written demand from a Holder with respect to such default, including any duty or responsibility to initiate or attempt to initiate any proceedings at law or otherwise.
(e)
Not Responsible for Adjustments or Validity of Stock. The Warrant Agent shall not at any time be under any duty or responsibility to any Holder to determine whether any facts exist that may require an adjustment of the Basic Warrant Exercise Rate, or with respect to the nature or extent of any adjustment when made, or with respect to the method employed, or herein or in any supplemental agreement provided to be employed, in making the same, or with respect to any new exercise terms, or with respect to calculations of any adjustments or any amounts due in connection with any exercise of the Warrants (including through the exercise by payment in any series of Designated Notes). The Warrant Agent shall not be accountable with respect to the validity or value of any shares of Common Stock or of any securities or property which may at any time be issued or delivered upon the exercise of any Warrant or upon any adjustment pursuant to Article IV, and it makes no representation with respect thereto. The Warrant Agent shall not be responsible for any failure of the Company to make any cash payment or to issue, transfer or deliver any Warrant Shares upon the surrender of any Warrant Certificate for the purpose of exercise, nor shall the Warrant Agent be liable for any liquidated damages or any other damages associated therewith.
(f)
No Liability for Interest. The Warrant Agent shall have no liability for interest on any monies at any time received by it pursuant to any of the provisions of this Agreement or of the Warrant Certificates.
(g)
Reserved.
(h)
Agents and Attorneys. The Warrant Agent may execute and exercise any of the rights or powers hereby vested in it or perform any duty hereunder either itself or by or through its attorney or agents, and the Warrant Agent shall not be answerable or accountable for any act, default, neglect or misconduct of any such attorney or agents or for any loss to the Company resulting from any such act, default, neglect or misconduct, provided reasonable care was exercised in the selection and continued employment thereof.
(i)
Medallion Guarantee. The Warrant Agent may rely on and be fully authorized and protected in acting or failing to act upon (i) any guaranty of signature by an “eligible guarantor institution” that is a member or participant in the Securities Transfer Agents Medallion Program or other comparable “signature guarantee program” or insurance program in addition to, or in substitution for, the foregoing; or (ii) any law, act, regulation or any interpretation of the same even though such law, act, or regulation may thereafter have been altered, changed, amended or repealed..

Section 7.03 Individual Rights of Warrant Agent. The Warrant Agent and any shareholder, director, officer or employee of the Warrant Agent may buy, sell or deal in any of the Warrants or other securities of the Company or its Affiliates or become pecuniary interested in transactions in which the Company or its Affiliates may be interested, or contract with or lend money to the Company or its Affiliates or otherwise act as fully and freely as though it were not the Warrant Agent under this Agreement. Nothing herein shall preclude the Warrant Agent from acting in any other capacity for the Company or for any other legal entity.

Section 7.04 Warrant Agent’s Disclaimer. The Warrant Agent shall not be responsible for and makes no representation as to the validity or adequacy of this Agreement or the Warrant Certificates (other than its countersignature thereof) and it shall not be responsible for any statements of fact or recitals contained in this Agreement or the Warrant Certificates other than its countersignature thereof by the Company, or be required to verify the same, but all such statements and recitals are and shall be deemed to have been made by the Company only; nor shall it be responsible for any breach by the Company of any covenant or condition contained in this Agreement or in any Warrant Certificate; nor shall it by any act hereunder be deemed to make any representation or warranty as to the authorization or reservation of any shares of Common Stock to be issued pursuant to this Agreement or any Warrant Certificate or as to whether any shares of Common Stock will, when issued, be duly authorized, validly issued, fully paid and nonassessable.

Section 7.05 Compensation and Indemnity.

(a)
Compensation. The Company agrees that the Warrant Agent is entitled, from time to time, to reasonable compensation for its services as agreed in accordance with a fee schedule to be mutually agreed upon between the Company and the Warrant Agent in writing for all services rendered by the Warrant Agent and to reimburse the Warrant Agent for reasonable out-of-pocket expenses (including reasonable and documented counsel fees and other disbursements incurred in the preparation, delivery, negotiation, amendment, administration and execution of this Agreement and the exercise and performance of its duties hereunder) by the Warrant Agent in connection with the services rendered hereunder by the Warrant Agent.
(b)
Indemnity. The Company shall indemnify and hold harmless the Warrant Agent, its officers, directors, agents and counsel against any loss, liability, damage, judgment, fine, penalty, claim, demand, settlement, cost or expense (including reasonable attorneys’ fees and expenses) which may be paid, incurred or suffered by or to which it may become subject arising from or out of, directly or indirectly, any claims or liability resulting from any action taken, suffered or omitted by the Warrant Agent in connection with the execution, acceptance, administration, exercise and performance of its duties under this Agreement, including the reasonable costs and expenses of defending against any claim of liability arising therefrom, directly or indirectly, or of enforcing its indemnification rights under this Agreement. The Warrant Agent shall notify the Company promptly in writing of any claim for which it may seek indemnity and shall cooperate with the Company in defending such claim. The Company need not reimburse any expense or indemnify against any loss or liability incurred by the Warrant Agent, its officers, directors, agents and/or counsel through willful misconduct or gross negligence of any one or more of them (which willful misconduct or gross negligence must be determined by a final, non-appealable order, judgment, decree or ruling of a court of competent jurisdiction).
(c)
Company Instructions. From time to time, the Company may provide the Warrant Agent with instructions concerning the services performed by the Warrant Agent hereunder. In addition, at any time the Warrant Agent may apply to any officer of the Company for instruction, and may consult with legal counsel for the Warrant Agent or the Company with respect to any matter arising in connection with the services to be performed by the Warrant Agent under this Agreement. The Warrant Agent and its agents and subcontractors shall not be liable and shall be indemnified by the Company for any action taken or omitted in good faith by the Warrant Agent (i) in reliance upon any written Company instructions or (ii) upon the advice or opinion of such counsel (in which case, the Warrant Agent will provide advance notice to the Company if it will not take an action required by this Agreement because of the advice or opinion of such counsel). The Warrant Agent shall not be held to have notice of any change of authority of any person, until receipt of written notice thereof from the Company.
(d)
Limitation of Liability. The Warrant Agent shall be liable hereunder only for its own negligence, bad faith or willful misconduct (each as determined by a final, non-appealable judgment of a court of competent jurisdiction). Notwithstanding anything contained herein to the contrary, the Warrant Agent’s aggregate liability during any term of this Agreement with respect to, arising from, or arising in connection with this Agreement, or from all services provided or omitted to be provided under this Agreement, whether in contract, or in tort, or otherwise, is limited to, and shall not exceed, the amounts paid hereunder by the Company to the Warrant Agent as fees and charges, but not including reimbursable expenses, during the twelve (12) months immediately preceding the event for which recovery from Warrant Agent is being sought. The limitations of liability in this Section 7.05(d) shall not apply with respect to liability arising from gross negligence or willful misconduct of the Warrant Agent (as determined by a final, non-appealable order, judgment, decree or ruling of a court of competent jurisdiction).

(e)
Consequential Damages. Neither party to this Agreement shall be liable to the other party for any consequential, indirect, special or incidental damages under any provisions of this Agreement or for any consequential, indirect, punitive, special or incidental damages arising out of any act or failure to act hereunder even if that party has been advised of or has foreseen the possibility of such damages.
(f)
Survival. The Parties’ obligations pursuant to this Section 7.05shall survive the termination, exercise or expiration of the Warrants, the termination of this Agreement and the resignation, replacement or removal of the Warrant Agent.

Section 7.06 Successor Warrant Agent.

(a)
Company to Provide and Maintain Warrant Agent. The Company agrees for the benefit of the Holders that there shall at all times be a Warrant Agent hereunder (which may include the Company) until all the Warrants have been exercised or are no longer exercisable.
(b)
Resignation and Removal. The Warrant Agent may at any time resign by giving written notice to the Company of such intention on its part, specifying the date on which its desired resignation shall become effective; provided,however, that such date shall not be less than thirty (30) days after the date on which such notice is given unless the Company otherwise agrees in writing. In the event the transfer agency relationship in effect between the Company and the Warrant Agent terminates, the Warrant Agent will be deemed to have resigned automatically, subject to the second clause of the preceding sentence, and be discharged from its duties under this Agreement as of the effective date of such termination, and the Company shall be responsible for sending any required notice. The Warrant Agent hereunder may be removed at any time by the filing with it of an instrument in writing signed by or on behalf of the Company and specifying such removal and the date when it shall become effective, which date shall not be fewer than thirty (30) days after such notice is given unless the Warrant Agent otherwise agrees in writing.
(c)
The Company to Appoint Successor. In the event that at any time the Warrant Agent shall resign, or shall be removed, or shall become incapable of acting, or shall be adjudged bankrupt or insolvent, or shall commence a voluntary case under the federal bankruptcy laws, as now or hereafter constituted, or under any other applicable federal or state bankruptcy, insolvency or similar law or shall consent to the appointment of or taking possession by a receiver, custodian, liquidator, assignee, trustee, sequestrator (or other similar official) of the Warrant Agent or its property or affairs, or shall make an assignment for the benefit of creditors, or shall admit in writing its inability to pay its debts generally as they become due, or shall take corporate action in furtherance of any such action, or a decree or order for relief by a court shall have been entered in respect of the Warrant Agent in an involuntary case under the federal bankruptcy laws, as now or hereafter constituted, or any other applicable federal or state bankruptcy, insolvency or similar law, or a decree or order by a court shall have been entered for the appointment of a receiver, custodian, liquidator, assignee, trustee, sequestrator (or similar official) of the Warrant Agent or of its property or affairs, or any public officer shall take charge or control of the Warrant Agent or of its property or affairs for the purpose of rehabilitation, conservation, winding up or liquidation, a successor Warrant Agent, qualified as aforesaid, shall be appointed by the Company by an instrument in writing, filed with the successor Warrant Agent. Notwithstanding the foregoing, if the Company fails to make such appointment within a period of thirty (30) days after giving notice of such removal or after it has been notified in writing of such resignation or incapacity by the resigning or incapacitated Warrant Agent, then the incumbent Warrant Agent may apply to any court of competent jurisdiction for the appointment of a new Warrant Agent. Pending appointment of a successor to such Warrant Agent either by the Company or by such court, the duties of the Warrant Agent shall be carried out by the Company.
(d)
Successor to Expressly Assume Duties. Any successor Warrant Agent appointed hereunder shall execute, acknowledge and deliver to its predecessor and to the Company an instrument accepting such appointment hereunder, and thereupon such successor Warrant Agent, without any further act, deed or conveyance, shall become vested with all the rights and obligations of such predecessor with like effect as if originally named as Warrant Agent hereunder, and such predecessor, upon payment of its charges and disbursements then unpaid, shall thereupon become obligated to transfer, deliver and pay over, and such successor Warrant Agent shall be entitled to receive, all monies, securities and other property on deposit with or held by such predecessor, as Warrant Agent hereunder; provided that, the predecessor Warrant Agent shall not be required to make any additional expenditure or assume any additional liability in connection with the foregoing.
(e)
Successor by Merger. Any Person into which the Warrant Agent hereunder may be merged or consolidated, or any Person resulting from any merger or consolidation to which the Warrant Agent shall be a party, or any Person to which the Warrant Agent shall sell or otherwise transfer all or substantially all of its assets and business, shall be the successor Warrant Agent under this Agreement without the execution or filing of any paper or any further act on the part of any of the Parties.

Section 7.07 Bank Accounts. All funds received by the Warrant Agent under this Agreement that are to be distributed or applied by the Warrant Agent in the performance of services hereunder (the “Funds”) shall be held by the Warrant Agent as agent for the Company and deposited in one or more bank accounts to be maintained by the Warrant Agent in its name as agent for the Company. Until paid pursuant to this Agreement, the Warrant Agent may hold or invest the Funds through such accounts in: (a) funds backed by obligations of, or guaranteed by, the United States of America; (b) Government and Treasury backed AAA-rated Fixed NAV money market funds that comply with Rule 2a-7 of the Investment Company Act of 1940, as amended; or (c) bank accounts with commercial banks with Tier 1 capital exceeding $1 billion, and with an “AA” and “AA” (high credit quality) rating by S&P (LT Local Issuer Credit Rating), Moody’s (Long Term Rating) and Fitch Ratings, Inc. (LT Issuer Default Rating) (each as reported by Bloomberg Finance L.P.). The Warrant Agent shall have no responsibility or liability for any diminution of the Funds that may result from any deposit or investment made in accordance with this paragraph, including any losses resulting from a default by any bank, financial institution or other third party. The Warrant Agent may from time to time receive interest, dividends or other earnings in connection with such deposits or investments. the Warrant Agent shall not be obligated to pay such interest, dividends or earnings to the Company, any holder or any other party.

Section 7.08 Delivery of Exercise Price. The Warrant Agent shall forward funds received for warrant exercises in a given month by the fifth (5th) Business Day of the following month or by one (1) Business Day upon written request of the Company by wire transfer to an account designated by the Company.

Section 7.09 Further Assurances. The Company shall perform, acknowledge and deliver or cause to be performed, acknowledged and delivered all such further and other acts, documents, instruments and assurances as may be reasonably required by the Warrant Agent for the carrying out or performing by the Warrant Agent of the provisions of this Agreement.

Section 7.10 Force Majeure. Notwithstanding anything to the contrary contained herein, the Company and Warrant Agent will not be liable for any delays or failures in performance to the extent that they result from acts beyond its reasonable control including, without limitation, acts of God, epidemics, pandemics, terrorist acts (including cyberbreaches of any type of a Party’s electronic information systems), shortage of supply, breakdowns or malfunctions, interruptions or malfunction of computer facilities, or loss of data due to power failures or mechanical difficulties with information storage or retrieval systems, labor difficulties, war, or civil unrest.

Section 7.11 Confidentiality. The Warrant Agent and the Company agree that all books, records, information and data pertaining to the business of the other party, including inter alia, personal, non-public Holder information, which are exchanged or received pursuant to the negotiation or the carrying out of this Agreement including the fees for services set forth in the attached schedule shall remain confidential, and shall not be voluntarily disclosed to any other person, except as may be required by law, including, without limitation, pursuant to subpoenas from state, or federal or national government authorities (e.g., in divorce and criminal actions); provided, that for the avoidance of doubt, this Agreement may be filed by the Company with the SEC (without including any fee information).

ARTICLE VIII

Miscellaneous

Section 8.01 Persons Benefiting. Nothing in this Agreement is intended or shall be construed to confer upon any Person other than the Company, the Warrant Agent and the Holders any right, remedy or claim under or by reason of this Agreement or any part hereof.

Section 8.02 Rights of Holders. Holders of unexercised Warrants, as such, have no rights as shareholders and are not entitled to exercise any rights whatsoever as shareholders of the Company, including, but not limited to the rights to (a) receive dividends or other distributions, (b) receive notice of or vote at any meeting of the shareholders, (c) consent to any action of the shareholders, (d) receive notice of any other proceedings of the Company or (e) exercise any preemptive right.

Section 8.03 Notices. Any notice or communication between the parties to this Agreement shall be in writing and delivered in Person or by email or mailed by first-class mail with overnight delivery service, provided that all notices must also be sent by email even if mailed. Notices sent by mail as described in this section should be addressed as follows:

if to the Company:

Danimer Scientific, Inc.
140 Industrial Boulevard
Bainbridge, GA 39817
Attn: Michael A. Hajost, CFO; Stephen A. Martin, Chief Legal Officer

and email to: mhajost@danimer.com and stevemartin@danimer.com

With a copy to:

Kane Kessler, P.C.

600 Third Avenue, 35thFloor

New York, NY 10016
Attn: Robert L. Lawrence, Esq.
and email to: rlawrence@kanekessler.com

and

ConvEx Capital Markets LLC
1177 Avenue of the Americas
5th Floor
New York, New York 10036
Email: calculation.agent@conv-ex.com
Attention: Calculation Agency Team

if to the Warrant Agent:

Continental Stock Transfer & Trust Company
1 State Street, 30th Floor
New York, NY 10004

Email: vamodeo@continentalstock.com
Attention: Vincent Amodeo

with a copy to:

ConvEx Capital Markets LLC
1177 Avenue of the Americas 5th Floor
New York, New York 10036
Email: calculation.agent@conv-ex.com
Attention: Calculation Agency Team

The Company or the Warrant Agent each by notice to the other may designate in writing additional or different physical addresses or e-mail addresses for subsequent notices or communications.

Except for any notice which may be given by issuance of a press release pursuant to the terms of this Agreement, any notice or communication mailed to a Holder shall be mailed to the Holder at the Holder’s address as it appears on the Warrant Register, and shall be sufficiently given if so mailed within the time prescribed. Failure to deliver a notice or communication to a Holder or any defect in it shall not affect its sufficiency with respect to other Holders. If a notice or communication is delivered in the manner provided above, it is duly given when sent, whether or not the addressee receives it.

Notwithstanding any other provision of this Agreement, where this Agreement provides for notice of any event to the Holders, such notice shall be sufficiently given to any Holder of a Warrant represented by a Global Warrant if given to the Depositary pursuant to the customary procedures of the Depositary.

Except for any notice which provides for a shorter period pursuant to the terms of this Agreement, any notice delivered pursuant to this Agreement that restricts the ability of a Holder to exercise its Warrant not otherwise described in this Agreement shall only be effective at least five (5) Business Days after the delivery of such notice.

Notwithstanding anything to the contrary herein, Issuance by the Company of a press release in accordance with its customary procedures or as prescribed by this Agreement shall satisfy any requirement to provide public notice or notice in writing or by email under this Agreement (except for notices required to be delivered to the Warrant Agent).

Section 8.04 Governing Law. THE LAW OF THE STATE OF NEW YORK SHALL GOVERN AND BE USED TO CONSTRUE THIS AGREEMENT, THE WARRANT CERTIFICATES AND THE WARRANTS. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT, THE WARRANT CERTIFICATES AND THE WARRANTS OR THE TRANSACTIONS CONTEMPLATED HEREBY.

Section 8.05 Successors. All agreements of the Company in this Agreement and the Warrant Certificates shall bind its successors. All agreements of the Warrant Agent in this Agreement shall bind its successors.

Section 8.06 Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original, but all of which together constitute one and the same instrument. Counterparts may be delivered via facsimile, PDF, electronic mail (including any electronic signature covered by the U.S. federal ESIGN of 2000, Uniform Electronic Transactions Act, the Electronic Signatures and Records Act or other applicable law, including docusign.com) or other transmission method and any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes.

Section 8.07 Severability. The provisions of this Agreement are severable, and if any clause or provision shall be held invalid, illegal or unenforceable in whole or in part in any jurisdiction, then such invalidity or unenforceability shall affect in that jurisdiction only such clause or provision, or part thereof, and shall not in any manner affect such clause or provision in any other jurisdiction or any other clause or provision of this Agreement in any jurisdiction; provided, however, that if such excluded provision shall materially and adversely affect the rights, immunities, liabilities, duties or obligations of the Warrant Agent, the Warrant Agent shall be entitled to resign immediately upon written notice to the Company.

Section 8.08 Withholding Rights. In the event that the Company, the Warrant Agent or their agents determine that they are obligated to withhold or deduct any tax or other governmental charge under any applicable law on behalf of a Holder (whether upon the distribution of the Warrants under this Agreement, upon any adjustment made pursuant to Article IV, upon exercise or otherwise), the Company, the Warrant Agent or their agents shall be entitled, but not obligated, to deduct and withhold such amount by withholding a portion or all of the Warrants or Warrant Shares otherwise deliverable or by otherwise using any property (including, without limitation, Warrants, Warrant Shares or cash) that would otherwise be delivered to or is owned by such Holder, in each case in such amounts as they deem necessary to meet their withholding obligations, and shall also be entitled, but not obligated, to sell all or a portion of such withheld Warrants, Warrant Shares or such other property by public or private sale in such amounts and in such manner as they deem necessary and practicable to pay such taxes and charges. In such case, (i) the Company, the Warrant Agent or their agents, as applicable, shall remit to the applicable tax or other authority the required withholding amount or other charge, and (ii) any withheld amounts (and, if applicable in connection with adjustments pursuant to Article IV, other property) shall be treated for all purposes of this Agreement as having been distributed to the Holders in respect of which such deduction and withholding was made.

Section 8.09 Calculations; Calculation Agent. ConvEx Capital Markets LLC shall be the initial Calculation Agent, pursuant and subject to the terms of the Calculation Agency Agreement, dated on or about the date of this Agreement. The Calculation Agent will be responsible for making all calculations and other determinations specified to be made by it under this Agreement and the Warrants, and any calculations and determinations not so specified will be the responsibility of the Company or an Independent Advisor. All calculations and determinations will be made in good faith and, absent manifest error, such calculations and determinations will be final and binding on Holders of the Warrants and the Warrant Agent. The Company will provide with reasonable notice a schedule of the calculations and determinations made by the Company, the Calculation Agent or an Independent Advisor, as applicable, to the Warrant Agent. The Warrant Agent is entitled to rely conclusively upon the accuracy of the calculations and determinations made by the Company, the Calculation Agent and any Independent Advisor appointed in accordance with this Agreement without independent verification.

Section 8.10 Limited Responsibility of Calculation Agent and Independent Advisor. The Calculation Agent (and any Independent Advisor appointed in connection with the Warrants) is acting exclusively as an agent for, and upon request by, the Company. Neither the Calculation Agent (acting in such capacity) nor any Independent Advisor appointed in connection with the Warrants (acting in such capacity) shall have any relationship of agency or trust with, nor shall the Calculation Agent (acting in such capacity) nor any Independent Advisor appointed as aforesaid shall be liable to nor shall they incur any liability as against, the Holders, or the Warrant Agent.

Section 8.11 Entire Agreement. This Agreement and the Warrant Certificate contain the entire agreement and understanding among the parties hereto with respect to the subject matter hereof, and supersede all prior and contemporaneous agreements, understandings, inducements and conditions, express or implied, oral or written, of any nature whatsoever with respect to the subject matter hereof. Notwithstanding anything to the contrary contained in this Agreement, in the event of inconsistency between any provision in this Agreement and any provision in a Warrant Certificate, as it may from time to time be amended, the terms of this Agreement shall prevail.

[Signature pages follow]

IN WITNESS WHEREOF, the Parties have caused this Agreement to be duly executed as of the date first written above.

DANIMER SCIENTIFIC, INC.

By: /s/ Stephen Croskrey
 Name: Stephen Croskrey
 Title: Chief Executive Officer

CONTINENTAL STOCK TRANSFER & TRUST COMPANY
as Warrant Agent

On behalf of both entities

By: /s/ Steven Vacante
 Name: Steven Vacante
Title: Vice President

EXHIBIT A

FORM OF WARRANT

[Global Securities Legend]

UNLESS THIS GLOBAL WARRANT IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), NEW YORK, NEW YORK, TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO., OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

TRANSFERS OF THIS GLOBAL WARRANT SHALL BE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, TO NOMINEES OF DTC OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR’S NOMINEE AND TRANSFERS OF PORTIONS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN THE WARRANT AGREEMENT REFERRED TO BELOW.

No. [ ] Certificate for [ ] Warrants

WARRANTS TO PURCHASE SHARES OF COMMON STOCK OF
DANIMER SCIENTIFIC, INC.

THIS CERTIFIES THAT [ ], or its registered assigns, is the registered holder of the number of Warrants set forth above (the “Warrants”). Each Warrant entitles the holder thereof (the “Holder”), at its option and subject to the provisions contained herein and in the Warrant Agreement referred to below, to purchase from Danimer Scientific, Inc., a corporation organized under the laws of the State of Delaware (including any successor thereto, the “Company”) a number of shares of common stock, par value of $0.0001 per share, of the Company (the “Common Stock”) equal to the Warrant Exercise Rate (which is initially one (1) plus, in the Bonus Share Period, the Bonus Share Fraction, initially, one half (0.5)) at an exercise price of $5.00 (the “Exercise Price”), payable in cash, or subject to certain conditions, payable using Designated Notes, in each case as described in the Warrant Agreement. This Warrant Certificate shall terminate and become void as of the earlier of (x) 5:00 p.m., New York City time, on the Expiration Date, (y) upon payment of the Redemption Price on the Redemption Date, (z) or upon the exercise hereof as to all the shares of Common Stock subject hereto. The number of shares issuable upon exercise of the Warrants shall be subject to adjustment from time to time as set forth in the Warrant Agreement.

This Warrant Certificate is issued under and in accordance with a Warrant Agreement, dated as of July 12, 2024 (the “Warrant Agreement”), between the Company and Continental Stock Transfer & Trust Company (the “Warrant Agent,” which term includes any successor Warrant Agent under the Warrant Agreement), and is subject to the terms and provisions contained in the Warrant Agreement, to all of which terms and provisions the Holder of this Warrant Certificate consents by acceptance hereof. The Warrant Agreement is hereby incorporated herein by reference and made a part hereof. Reference is hereby made to the Warrant Agreement for a full statement of the respective rights, limitations of rights, duties and obligations of the Company, the Warrant Agent and the Holders of the Warrants. In the event of an inconsistency between the terms of this Warrant Certificate and the Warrant Agreement, the terms of the Warrant Agreement shall prevail. The Company shall amend any provisions of the Warrant Certificate in compliance with Section 4.06 of the Warrant Agreement.

Capitalized terms used but not defined herein shall have the meanings ascribed thereto in the Warrant Agreement. A copy of the Warrant Agreement may be obtained for inspection by the Holder hereof upon written request to the Warrant Agent, 1 State Street, 30thFloor, New York, NY 10004.

This Warrant is redeemable at any time after the Redemption Price Condition (as defined in the Warrant Agreement) has occurred at the option of the Company in its sole discretion on not fewer than 20 calendar days’ notice (any such date of redemption, the “Redemption Date”) at a price of $0.001 per Warrant in the circumstances set forth in the Warrant Agreement.

Subject to the terms of the Warrant Agreement, the Warrants may be exercised in whole or in part prior to 5:00 p.m., New York City time, on any Business Day (each, an “Exercise Date”), in accordance with Section 3.04 of the Warrant Agreement; provided however, that no Warrant shall be exercisable after the Close of Business on the earlier of (x) the Expiration Date and (y) the Business Day prior to the Redemption Date.

If the date specified as the Exercise Date is not a Business Day, the Warrants will be deemed to be received and exercised on the next succeeding Business Day. If a notice of Exercise of Warrants is received or deemed to be received after the earlier of (x) the Close of Business on the Expiration Date and (y) the Close of Business on the Business Day prior to the Redemption Date, the exercise thereof will be null and void and any funds delivered to the Warrant Agent will be returned to the Holder as soon as practicable. In no event will interest accrue on funds deposited with the Warrant Agent in respect of an exercise or attempted exercise of Warrants.

Notwithstanding the foregoing, holders of Warrants will be able to exercise their Warrants only if the Common Stock Shelf Registration Statement relating to the Warrant Shares is effective and not subject to suspension pursuant to the Warrant Agreement and such securities are qualified for sale or exempt from qualification under the applicable securities laws of any relevant states or other jurisdictions;

Upon any partial exercise of the Warrants, there shall be countersigned and issued to the Holder hereof a new Warrant Certificate representing those Warrants which were not exercised. This Warrant Certificate may be exchanged at the office of the Warrant Agent by presenting this Warrant Certificate properly endorsed with a request to exchange this Warrant Certificate for other Warrant Certificates evidencing an equal number of Warrants. No fractional Warrant Shares will be issued upon the exercise of the Warrants. If any fraction of a Warrant Share would be issuable upon the exercise of Warrants, the Company shall round down the total number of shares of Common Stock to be issued to the relevant Holder to the nearest Whole Number.

All Warrant Shares shall, upon such issue, be duly and validly issued and fully paid and non-assessable.

The holder in whose name the Warrant Certificate is registered may be deemed and treated by the Company and the Warrant Agent as the absolute owner of the Warrant Certificate for all purposes whatsoever and neither the Company nor the Warrant Agent shall be affected by notice to the contrary.

Holders of Warrants do not have any rights as a stockholder with respect to the shares of Common Stock issuable upon exercise of the warrants prior to the time such warrants are validly exercised in accordance with all the terms and conditions of this Warrant Agreement, and the exercise price is paid.

[Signature page follows]

This Warrant Certificate shall not be valid or obligatory for any purpose until it shall have been countersigned by the Warrant Agent.

DANIMER SCIENTIFIC, INC.

By:
Name:
Title:

DATED: July 12, 2024

Countersigned:

CONTINENTAL STOCK TRANSFER & TRUST COMPANY
as Warrant Agent

By: __________________________
 Name:

Title:

FORM OF ELECTION TO PURCHASE WARRANT SHARES

(to be executed only upon exercise of Warrants)

DANIMER SCIENTIFIC, INC.

The undersigned hereby irrevocably elects to exercise the number of Warrants set forth below, each of which entitles the holder to acquire a number of shares of Common Stock, par value $0.0001 per share, of Danimer Scientific, Inc. equal to the Warrant Exercise Rate, at an exercise price of $5.00 per Warrant, payable in cash, or subject to certain conditions, payable using Designated Notes, in each case on the terms and conditions specified in the Warrant Certificate and the Warrant Agreement therein referred to, surrenders all right, title and interest in the number of Warrants exercised hereby to Danimer Scientific, Inc. and directs that the shares of Common Stock deliverable upon the exercise of such Warrants, and interests in any Global Warrant or Definitive Warrant representing unexercised Warrants, be registered or placed in the name and at the address specified below and delivered thereto. If other than the registered holder of the Warrants, the undersigned must pay all transfer taxes, assessments or similar governmental charges in connection with any exercise of such Warrants. Capitalized terms used but not defined herein shall have the meanings ascribed thereto in the Warrant Agreement. For the protocol for exercise of Warrants with payment in Designated Notes, see Exhibit B of the Warrant Certificate.

The undersigned hereby represents and warrants that (each Holder must choose one):

☐ upon the exercise of the number of Warrants listed below the Holder (together with such Holder’s Affiliates, and any other Persons acting as a group with such Holder and its Affiliates) shall not beneficially own 9.9% or more of the then issued and outstanding Common Stock; or

☐ the Holder’s receipt of shares of Common Stock pursuant to the exercise of such Warrants is permitted by prior written approval of the Company.

Any attempted exercise of a Warrant contrary to the immediately preceding sentence shall be voidab initio to the extent that such exercise violates the preceding sentence.

A. Number of Warrants exercised hereby: _____________

B.

Date: _____________
(Name of Owner)
(Signature of Owner)[1]

(Street Address)

(City) (State) (Zip Code)

[1] The signature must correspond with the name as written upon the face of the within Warrant Certificate in every particular, without alteration or enlargement or any change whatsoever.

Securities to be issued to:

If held in book-entry form through the Depositary:

Depositary Account Number:

Name of Agent Member:

If in definitive or uncertificated form:

Social security or identifying number:

Name:

Street Address:

City, State and Zip Code:

Any unexercised Warrants evidenced by the exercising Holder’s interest in the Global Warrant or Definitive Warrant, as the case may be, to be issued to:

If in book-entry form through the Depositary:

Depositary Account Number:

Name of Agent Member:

If in definitive form:

Social security or identifying number:

Name:

Street Address:

City, State and Zip Code:

Designated Notes used to pay the Exercise Price (only applicable if exercised when a series of notes are designated by the Company):

If held in book-entry form through the Depositary:

DTC Participant Name	DTC Participant Number	Interest rate and maturity date of the applicable series of Designated Notes	CUSIP	Principal Amount of such Designated Notes surrendered

FORM OF WARRANT TRANSFER

For value received, the undersigned hereby sells, assigns and transfers unto the right to purchase [ ] Warrant Shares representing shares of Common Stock, par value $0.0001 per share, of Danimer Scientific, Inc. (the “Company”) pursuant to the attached Warrant Certificate and does hereby irrevocably constitute and appoint attorney to transfer the Warrant, or such portion as is transferred hereby, on the books of the Company with full power of substitution in the premises. The undersigned requests said attorney to issue to the transferee a Warrant Certificate evidencing such transfer and to issue to the undersigned a new Warrant Certificate evidencing the right to purchase Warrant Shares for the balance not so transferred, if any.

Date: _____________

(Signature of Owner)[2]

(Street Address)

(City) (State) (Zip Code)

Medallion Guarantee by:

Name in which new Warrant(s) should be registered:

(Name)

(Street Address)

(City) (State) (Zip Code)

(social security or identifying number)

[2] The signature must correspond with the name as written upon the face of the within Warrant Certificate in every particular, without alteration or enlargement or any change whatsoever, and must be medallion guaranteed by an eligible guarantor institution.

SCHEDULE OF INCREASES OR DECREASES IN GLOBAL SECURITY[3]

The initial number of Warrants represented by the Global Warrants is [ ].

The following increases or decreases in this Global Security have been made:

Date of Exercise or Exchange	Decrease in number of Warrants in this Global Warrant Certificate	Increase in number of Warrants in this Global Warrant Certificate	Number of Warrants in this Global Warrant Certificate following such change	Signature of authorized officer of Warrant Agent

[3] To be included only if Warrants are in global form.

EXHIBIT B

Protocol for Exercise of Warrants with Payment in Designated Notes

1.
The Holder shall deliver the applicable form of election included in Exhibit A to the Warrant Agent, along with a statement in writing that the Holder desires to tender payment for the exercise of the Warrant(s) in cash or in any series of Designated Notes.
2.
The Holder or the relevant Agent Member shall use the Depositary’s DWAC system to withdraw the Holder’s beneficial interest in the Warrants being exercised and the Designated Notes being surrendered from their book-entry accounts with the Depositary and to transfer such Warrants to the Warrant Agent and to transfer such Designated Notes to the applicable indenture trustee under the indenture governing the terms of such Designated Notes. If the Designated Notes being surrendered are not held in global form through the Depositary, then such Designated Notes shall be transferred to the applicable indenture trustee pursuant to the applicable procedures of the indenture trustee, registrar or transfer agent, as applicable, under the indenture governing the terms of such Designated Notes.
3.
Upon confirmation by the Company to the Warrant Agent that the aggregate principal amount of the Designated Notes surrendered by the Holder is sufficient to pay for the Exercise Price multiplied by the number Warrants exercised thereby, the Warrant Agent shall provide the Depositary with any confirmations or acknowledgments reasonably necessary for the transfers described in 2 above to occur. The relevant indenture trustee will approve the DWAC from the Holder pursuant to instructions by the Company to the trustee.
4.
Following the transfers of the Designated Notes and Warrants described above, the Warrant Agent shall transfer the Warrant Shares pursuant to the exercise of the Warrants to the relevant Agent Member through the Depositary’s DWAC system pursuant to Article III of the Warrant Agreement.
5.
All Warrants and Designated Notes transferred to the Warrant Agent or indenture trustee, as applicable, pursuant to this protocol shall be cancelled. The relevant trustee will receive written instructions from the Company to accept the DWACs from the Holders.
6.
All principal amounts of the Designated Notes surrendered pursuant to this protocol which is in excess of the Exercise Price multiplied by the number of Warrants exercised thereby and less than $1,000 shall be forfeited by the Holder surrendering such Designated Notes and shall not be refunded to such Holder. If the excess is equal to or greater than $1,000, the company will return any Designated Notes in multiples of $1,000 principal amount.
7.
Any accrued but unpaid interest on any Designated Notes surrendered to exercise warrants shall be forfeited by the Holder surrendering such Designated Notes, except as provided in the following sentence of this paragraph. Notwithstanding the foregoing, if a Designated Note is surrendered after a record date and on or before the immediately succeeding interest payment date with respect to such Designated Note, interest will be paid with respect to the principal balance of the Designated Note as of the record date in accordance with the applicable indenture for such Designated Note.